As filed with the U.S. Securities and Exchange Commission on May 15, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEMPRA

(Exact name of registrant as specified in its charter)

California	33-0732627
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

488 8th Avenue

San Diego, California 92101

(619) 696-2000

(Address, including ZIP Code, and telephone number, including area code, of registrant’s principal executive offices)

Lisa H. Abbot, Esq.

Sempra

488 8th Avenue

San Diego, California 92101

(619) 696-2000

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Michael E. Sullivan, Esq.

Gregory P. Rodgers, Esq.

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains three parts:

•

a base prospectus (the “Base Prospectus”) that covers the offering, issuance and sale by us of common stock, preferred stock, debt securities, purchase contracts, units, depositary shares and warrants, in each case from time to time in one or more offerings;

•

an ATM equity offering sales agreement prospectus supplement (the “ATM Prospectus Supplement”) covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $3,000,000,000 of our common stock that may be issued and sold under an ATM Equity Offering Sales Agreement (as amended, the “ATM Equity Offering Sales Agreement”) with Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC and the forward purchasers (as defined in the ATM Prospectus Supplement); and

•	a Direct Stock Purchase Plan prospectus supplement (the “DSPP Prospectus Supplement”) with respect to our Direct Stock Purchase Plan.

The Base Prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the Base Prospectus will be specified in a prospectus supplement to the Base Prospectus. The specific terms of the securities to be issued and sold under the ATM Equity Offering Sales Agreement are specified in the ATM Prospectus Supplement that immediately follows the Base Prospectus. Information about the securities to be issued and sold pursuant to our Direct Stock Purchase Plan is specified in the DSPP Prospectus Supplement that immediately follows the ATM Prospectus Supplement.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Purchase Contracts

Units

Depositary Shares

Warrants

We may offer and sell our common stock, preferred stock, debt securities, purchase contracts, units, depositary shares and warrants from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we offer and sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the particular securities being offered at that time. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the offer and sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the information under the headings “About this Prospectus” and “Plan of Distribution” for more detail. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the New York Stock Exchange under the trading symbol “SRE.” On May 14, 2026, the last reported sale price of our common stock on the New York Stock Exchange was $92.86 per share. Our 5.75% Junior Subordinated Notes Due 2079, which we refer to as the “junior subordinated notes” in this prospectus, are listed on the New York Stock Exchange under the trading symbol “SREA.” On May 14, 2026, the last reported sale price of the junior subordinated notes on the New York Stock Exchange was $21.55 per note.

Investing in our securities involves risks. See the “Risk Factors” on page 7 of this prospectus, and the information under any similar heading in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. By using a shelf registration statement, we may sell the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectus), together with the additional information under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information contained in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information contained in documents incorporated by reference is accurate only as of the dates of those respective documents, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

Forward-looking statements can be identified by words such as “believe,” “expect,” “intend,” “anticipate,” “contemplate,” “plan,” “estimate,” “project,” “forecast,” “envision,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “preliminary,” “pro forma,” “strategic,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “positioned,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategies, goals, vision, mission, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include:

•

California wildfires, including potential liability for damages regardless of fault and any inability to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054 and the Wildfire Fund Continuation Account established by California Senate Bill 254, rates from customers or a combination thereof;

•

decisions, disallowances or denials of cost recovery, audits, investigations, inquiries, ordered studies, regulations, legislative actions, denials or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions, including the failure to honor contracts and commitments, by the (i) Comisión Nactional de Energía, California Public Utilities Commission, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, U.S. Internal Revenue Service, Public Utility Commission of Texas and other regulatory bodies and (ii) U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries where we do business;

•

the success of business development efforts, construction projects, acquisitions, divestitures, and other significant transactions, such as the planned sale of a portion of our equity interest in Sempra Infrastructure Partners, LP, including risks related to, as applicable, (i) being able to reach a positive final investment decision, (ii) negotiating pricing and other terms in definitive contracts, (iii) completing construction projects or other transactions on schedule and budget, (iv) realizing anticipated benefits from any of these efforts if completed, (v) obtaining regulatory and other approvals and (vi) third parties honoring their contracts and commitments, including with respect to closing or post-closing payments;

•	changes to our capital expenditure plans and their potential impact on rate base or other growth;

•

changes, due to evolving economic, political and other factors and increasing geopolitical instability as a result of wars or other conflicts in various parts of the world, to (i) trade and other foreign policy, including the imposition of tariffs by the U.S. and foreign countries (and uncertainty related to the implementation and enforceability thereof), and (ii) laws and regulations, including those related to tax and the energy industry in the U.S. and Mexico;

•	litigation, arbitration, property disputes and other proceedings;

•

cybersecurity threats, including by nation-state actors, of ransomware or other attacks on our systems, the energy grid or our other infrastructure, or the systems of third parties with which we conduct business;

•

the availability, uses, sufficiency, and cost of capital resources and our ability to borrow money or otherwise raise capital on favorable terms and meet our obligations, which can be affected by, among other things, (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook, (ii) instability in the capital markets, and (iii) fluctuating interest rates and inflation;

•

the impact of efforts to increase affordability of U.S. utility customer rates on our ability to obtain cost recovery from applicable regulators, our capital expenditure and other growth plans and our ability to advance statewide policies;

•

the impact on affordability of customer rates, cost of capital and operating margin due to (i) volatility in inflation, interest rates, commodity prices, tariff rates, and foreign currency exchange rates and (ii) with respect to San Diego Gas & Electric Company’s (“SDG&E”) and Southern California Gas Company’s (“SoCalGas”) businesses, the cost of meeting the demand for lower carbon and reliable energy in California;

•

the impact of climate policies, laws, rules, regulations, trends and required disclosures, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and uncertainty related to emerging technologies;

•

weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events, such as work stoppages, that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance;

•

the availability of electric power, natural gas and natural gas storage and transportation capacity, including disruptions caused by failures in the transmission grid or pipeline and storage systems or limitations on the injection and withdrawal of natural gas from storage facilities;

•

Oncor Electric Delivery Company LLC’s (“Oncor”) ability to reduce or eliminate its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; and

•	other uncertainties, some of which are difficult to predict and beyond our control.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our businesses as described herein, in our most recent Annual Report on Form 10-K and in other reports and documents we file with the SEC that are incorporated by reference in this prospectus, any prospectus supplement, and any related free writing prospectus issued by us. You may obtain copies of these reports and documents as described under “Where You Can Find More Information” in this prospectus.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain or incorporate by reference, market, demographic and industry data and forecasts that are based on or derived from independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third-party sources. In addition, market, demographic and industry data and forecasts that may be contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under this heading “Forward-Looking Statements and Market Data,” under the heading “Risk Factors,” and under similar headings in this prospectus, the applicable prospectus supplement, any related free writing prospectus, and documents that are incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement. Accordingly, you should not place undue reliance on any of this information.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or from us, as indicated below. Forms of the indentures and other documents establishing the terms of the securities we may offer are or will be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are not complete and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s Internet site, as provided above.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus will automatically update and, to the extent inconsistent, supersede the prior information. Any statement contained in this prospectus or a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any subsequently filed document that is incorporated or deemed to be incorporated by reference in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, after the date of this prospectus through the termination of the offering of the securities described in this prospectus. Notwithstanding anything herein to the contrary, we are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including, without limitation, our Compensation and Talent Development Committee report, Audit Committee report and performance graph required under SEC Regulation S-K Item 201(e) and any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

SEC Filings (File No. 1-14201)	Period or Filing Date
Annual Report on Form 10-K (including the information incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A for our 2026 Annual Shareholders Meeting filed with the SEC on March 27, 2026)	Year ended December 31, 2025, filed on February 26, 2026

Quarterly Report on Form 10-Q	Quarter ended March 31, 2026, filed on May 7, 2026

SEC Filings (File No. 1-14201)	Period or Filing Date

Current Reports on Form 8-K	Filed on March 13, 2026, March 17, 2026, March 20, 2026, May 12, 2026 and May 14, 2026

Description of our common stock contained in our Registration Statement on Form 8-A, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and any amendment or report filed with the SEC for purposes of updating such description	Filing date of June 5, 1998

We will provide, upon written or oral request and without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any of the documents incorporated by reference in this prospectus. You may submit such a request by writing or calling us at the following address or telephone number:

Sempra

488 8th Avenue

San Diego, California 92101

Attention: Corporate Secretary

Telephone: (619) 696-2000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any applicable prospectus supplement.

SEMPRA

Sempra is a holding company whose principal businesses are regulated utilities in California and Texas. Our businesses invest in and operate electric and gas utilities and other energy infrastructure that provide energy services to customers. For additional information concerning us, you should refer to the information under the heading “Where You Can Find More Information” in this prospectus.

Our principal executive offices are located at 488 8th Avenue, San Diego, California 92101, and our telephone number is (619) 696-2000. Our website is http://www.sempra.com.

Except for documents that are incorporated by reference in this prospectus as described under the heading “Where You Can Find More Information” and that are available on the SEC website at www.sec.gov, the information contained on, or that can be accessed through, our website or any other website referenced herein is not a part of or incorporated by reference in this prospectus or any document incorporated or deemed to be incorporated herein.

In this prospectus, references to “Sempra,” “we,” “us,” “our” and similar terms mean, unless otherwise specified or the context otherwise requires, Sempra together with its consolidated entities; and references to “you” mean the potential purchasers of the applicable securities offered hereby.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in any offered securities, you should carefully consider the risk factors and other cautionary language incorporated in this prospectus and the applicable prospectus supplement by reference to our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act that are also incorporated by reference in this prospectus, and the risk factors and other information contained and incorporated by reference in the applicable prospectus supplement and any applicable free writing prospectus. Please also carefully read the information under the heading “Forward-Looking Statements and Market Data” and any similar headings in this prospectus, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There may be other risks and uncertainties not known to us or that we deem immaterial that also could impair our business operations, financial results and the value of any securities offered pursuant to this prospectus. The occurrence of any of these risks could have a material adverse effect on our results of operations, financial condition, cash flows and/or prospects and might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a general description of some of the terms and provisions of the common stock and preferred stock Sempra may offer and sell under this prospectus. Under this heading “Description of Capital Stock,” references to “Sempra,” “we,” “us,” “our” and similar terms mean, unless otherwise specified or the context otherwise requires, Sempra excluding its consolidated entities.

Our common stock is, and any preferred stock we may issue in the future will be, governed by our restated articles of incorporation and bylaws and applicable California law. Our restated articles of incorporation give us broad authority to set the particular terms of each series of preferred stock. The particular terms of a series of preferred stock will be described in the applicable prospectus supplement, or a free writing prospectus, relating to such series of preferred stock.

Our restated articles of incorporation and bylaws contain the full legal text of the matters described under this heading “Description of Capital Stock.” The following description of certain provisions of our restated articles of incorporation and bylaws is not complete and is qualified in its entirety by reference to all the provisions of our restated articles of incorporation, including the certificate of determination of preferences for any series of preferred stock that may be issued and outstanding in the future, and bylaws, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under “Where You Can Find More Information.” Whenever we refer to particular sections or defined terms of our restated articles of incorporation, including any applicable certificate of determination of preferences, or bylaws in this prospectus or a prospectus supplement or free writing prospectus, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement or free writing prospectus. This description also is subject to and qualified by reference to the description of the particular terms of a particular series of preferred stock described in the applicable prospectus supplement or free writing prospectus related to any offering of such series of preferred stock.

General

We are currently authorized to issue (i) 1,125,000,000 shares of common stock, without par value, and (ii) 50,000,000 shares of preferred stock. As of May 14, 2026, there were 653,707,401 outstanding shares of our common stock and no outstanding shares of our preferred stock. No other classes of capital stock are authorized under our restated articles of incorporation.

We may in the future amend our restated articles of incorporation to increase the authorized number of shares of our authorized common stock or preferred stock or to authorize shares of one or more additional classes of stock. Any such amendment would require approval by our board of directors and approval by our shareholders.

Common Stock

The holders of our common stock are entitled to receive, ratably, such dividends as our board of directors may from time to time declare, subject to any rights of holders of outstanding shares of any series of our preferred stock to receive dividends before dividends may be paid on our common stock.

In the event of any liquidation, dissolution or winding up of Sempra, whether voluntary or involuntary, the holders of shares of our common stock are entitled, subject to any rights of the holders of outstanding shares of any series of our preferred stock to receive distributions in such event before any distributions are made to holders of our common stock, to receive, ratably, any of our remaining assets after the discharge of our liabilities.

Except as otherwise provided by law, each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of our shareholders, subject to the voting rights, if any, of holders of outstanding shares of any series of our preferred stock, which could include the right to vote separately as a class or series, or the right to vote together with the common stock as a single class.

At each annual meeting of our shareholders, each director will be elected to hold office until the next annual meeting of shareholders and until a successor has been elected and qualified or until such director’s earlier resignation or removal. Pursuant to our bylaws, directors standing for election in an uncontested election (as defined below) will be elected by the affirmative vote of a majority of the shares entitled to vote for them represented and voting at a duly held meeting at which a quorum is present (and such affirmative votes must also represent more than 25% of the outstanding shares entitled to vote in the election of such directors). In any election of directors that is not an uncontested election, the candidates receiving the highest number of affirmative votes of the shares entitled to vote for them, up to the number of directors to be elected by those shares, will be elected and votes against a director and votes withheld will have no effect. The rights of holders of our common stock to elect directors are subject to the voting rights, if any, of holders of outstanding shares of any series of our preferred stock, which could include: (i) voting as a separate class or series, the right to elect one or more directors, or (ii) voting together with our common stock as a single class, the right to vote in the election of directors generally. Our bylaws define an “uncontested election” as, in general, an election of directors in which the number of candidates for election does not exceed the number of directors to be elected by our shareholders at that election, determined at the times specified in our bylaws. Our restated articles of incorporation provide that none of our shareholders may cumulate votes in the election of directors.

Our common stock does not contain any conversion rights or sinking fund or redemption provisions. Holders of our common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock.

Our board of directors is expressly authorized to make, amend or repeal our bylaws, without any action on the part of the shareholders, except as otherwise required by applicable California law, solely by the affirmative vote of at least two-thirds of the authorized number of directors. Our bylaws may also be amended or repealed by our shareholders, by the approval of the outstanding shares (as defined in Section 152 of the Corporations Code of the State of California) of Sempra.

Preferred Stock

The preferred stock is issuable in series. Subject to the maximum number of shares of preferred stock authorized by our restated articles of incorporation, our board of directors is authorized, without the need for a vote or other action of our shareholders, to cause the issuance of shares of our preferred stock from time to time in one or more series, to determine the number of shares and designation of the preferred stock of any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock, which may include, among other things, dividend and liquidation rights and preferences, including with respect to relative ranking; rights to convert such shares into common stock; any rights and terms of redemption, including sinking fund provisions; any voting rights; and any other specific terms, preferences, rights, limitations or restrictions; in each case in accordance with our restated articles of incorporation. Accordingly, our board of directors could cause the issuance of one or more series of our preferred stock ranking senior to our common stock with respect to dividends or distributions in the event of our liquidation, dissolution or winding up or with voting or other rights that could dilute or otherwise adversely affect the voting or other rights and economic interests of holders of our common stock. Likewise, our board of directors could cause the issuance of one or more series of our preferred stock ranking on parity with or senior to one or more other series of our preferred stock (subject to the terms of any one or more other series of our preferred stock, if any, then outstanding) with respect to dividends or distributions in the event of our liquidation, dissolution or winding up or with voting or other rights that could dilute or otherwise adversely affect any voting rights or the other rights and economic interests of the holders of any such other series of preferred stock.

In the event that we issue any series of preferred stock pursuant to this prospectus, we will describe the terms of such series of preferred stock in a prospectus supplement to this prospectus and, if applicable, a free writing prospectus.

Anti-Takeover Effects of our Restated Articles of Incorporation and Bylaws

Certain provisions of our restated articles of incorporation and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions could also delay, deter or prevent a change of control or other takeover of our company that our shareholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market prices of our common stock and any outstanding preferred stock, and may also limit the prices that investors are willing to pay in the future for our common stock and any outstanding preferred stock. These provisions may also have the effect of preventing changes in our management. Certain provisions of our restated articles of incorporation and bylaws include anti-takeover provisions that:

•

authorize our board of directors, without a vote or other action by our shareholders, to cause the issuance of preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting that series and to establish the rights, preferences, privileges and restrictions of that series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights which may dilute or otherwise adversely affect the voting or other rights and the economic interests of holders of our common stock or one or more other series of our preferred stock, if any, then outstanding;

•

establish advance notice requirements and procedures for shareholders to submit nominations of candidates for election to our board of directors and to propose other business to be brought before a shareholders’ meeting;

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provide that vacancies in our board of directors, including vacancies created by the removal of any director, may be filled by a majority of the directors then in office or by a sole remaining director;

•

provide that no shareholder may cumulate votes in the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common shareholders;

•

require that any action to be taken by our shareholders must be taken either (i) at a duly called annual or special meeting of shareholders or (ii) by the unanimous written consent of all of our shareholders, unless our board of directors, by resolution adopted by two-thirds of the authorized number of directors, waives the foregoing provision in any particular circumstance; and

•	require action by shareholders holding not less than 1/10th of the voting power of our capital stock in order for our shareholders to call a special meeting of shareholders.

Limitation on Liability of Directors; Indemnification of Directors and Officers

Our restated articles of incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors, officers and agents under certain circumstances. Our bylaws provide for mandatory indemnification of our directors and officers, subject to the limitations set forth therein. In addition, our restated articles of incorporation provide us with the power, by bylaw, agreement or otherwise, to provide indemnification of our directors, officers and other agents to the fullest extent permissible under California law and, subject to certain limitations, in excess of the indemnification expressly permitted under Section 317 of the Corporations Code of the State of California. We believe that this limitation of liability and these indemnification provisions are useful to attract and retain qualified directors and officers.

Listing of our Common Stock

Our common stock is listed on the New York Stock Exchange under the trading symbol “SRE”.

Registrar and Transfer Agent

The registrar and transfer agent for our common stock is Computershare Trust Company, N.A..

DESCRIPTION OF DEBT SECURITIES

The following is a general description of some of the terms and provisions of the debt securities we may offer and sell under this prospectus. To the extent the terms and provisions of any series of debt securities modify the general terms and provisions described below, such modifications will be described in a prospectus supplement or free writing prospectus relating to such series. The debt securities may be issued as senior debt securities or subordinated debt securities (which may include junior subordinated debt securities, senior subordinated debt securities and subordinated debt securities of any other relative ranking). Under this heading “Description of Debt Securities,” references to “senior indenture” mean the indenture dated as of February 23, 2000 between us and U.S. Bank Trust Company, National Association, as successor trustee; references to “subordinated indenture” mean the subordinated indenture dated as of June 26, 2019 between us and U.S. Bank Trust Company, National Association, as successor trustee; references to “indentures” or “indenture” mean the senior indenture and/or the subordinated indenture; and references to “Sempra,” “we,” “us,” “our” and similar terms mean, unless otherwise specified or the context otherwise requires, Sempra excluding its consolidated entities.

The senior debt securities will be governed by the senior indenture and the subordinated debt securities will be governed by the subordinated indenture. Each indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the series modify the terms of the applicable indenture will be described in the applicable prospectus supplement, or a free writing prospectus, relating to such series of debt securities.

Each indenture contains the full legal text of the matters described under this heading “Description of Debt Securities.” The following description of certain provisions of the indentures and our debt securities is not complete and is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture, and the certificates evidencing the debt securities of each series, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under the heading “Where You Can Find More Information.” We also include references in parentheses to particular sections of the applicable indenture. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or a prospectus supplement or free writing prospectus, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement or free writing prospectus. This description also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or free writing prospectus related to any offering of such series of debt securities.

General

We may issue an unlimited amount of debt securities under the indentures in one or more series. We are not required to issue all debt securities of one series at the same time and, unless otherwise provided for a particular series of debt securities in the applicable prospectus supplement or a free writing prospectus, We may, without notice to or consent of the holders of the debt securities of any series, increase the aggregate principal amount of the debt securities of any series and issue additional debt securities of such series up to the maximum aggregate principal amount authorized with respect to such series as increased from time to time. Any additional debt securities so issued shall have the same form and terms (other than offering price, the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date) and shall carry the same right to receive accrued and unpaid interest as the debt securities previously issued, and such additional debt securities shall form a single series with the debt securities previously issued under the applicable indenture, provided that such additional debt securities of such series shall be fungible with the debt securities of such series previously issued for United States federal income tax purposes.

Unless otherwise provided in a prospectus supplement or free writing prospectus, our debt securities will not be subject to a sinking fund or entitled to any guarantees and you will not be permitted to require us to redeem or repurchase the debt securities at your option.

Unless otherwise provided in a prospectus supplement or free writing prospectus, the applicable trustee shall serve as the initial paying agent and security registrar for our debt securities.

The debt securities will be our unsecured obligations.

Prior to the issuance of each series of debt securities, the terms of the particular series of debt securities will be specified in either a supplemental indenture or a board resolution and one or more officers’ certificates. We refer you to the applicable prospectus supplement or free writing prospectus for a description of the following terms of each series of debt securities:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the person to whom any interest shall be payable, if other than the person in whose name that security is registered;

•

the date or dates on which the principal is payable or the method of determining such date and any right to shorten or extend the date on which the principal is payable and the conditions to any such change;

•

the rate or rates or method of determination of interest; the date or dates from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates”; the manner (if any) of determination of such interest payment dates; and any record dates for the interest payable on the interest payment dates;

•	any right to extend the interest payment periods or defer the payment of interest and the terms of such extension or deferral;

•

the place or places where principal of and any premium and interest on the debt securities will be payable and whether, if acceptable to the trustee, any principal of such debt securities will be payable without presentation or surrender thereof;

•

the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which Sempra may redeem the debt securities, in whole or in part, and the manner in which any election by Sempra to redeem the debt securities shall be evidenced;

•

any obligation we have to redeem or purchase debt securities pursuant to any sinking fund, purchase fund or analogous provision, or any option of the registered holder to require us to redeem or purchase debt securities, and the terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the denominations in which the debt securities will be issuable (if, for senior debt securities, other than denominations of $1,000 and any integral multiples thereof, or for subordinated debt securities, other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof);

•

if the amount of principal of or any premium or interest on any debt securities may be determined with reference to an index or pursuant to a formula and the manner in which such amounts will be determined;

•

the currency, currencies or currency units in which the principal of and any premium or interest on the debt securities will be payable, if other than United States dollars, and the manner of determining the equivalent thereof in United States dollars;

•

if at our election or the election of the registered holder, the payments of principal of or any premium or interest on the debt securities will be payable in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the terms and conditions upon which such election is to be made and the manner in which such amounts shall be determined;

•	the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•

the amount which will be deemed to be the principal amount of the debt securities as of any date or dates before the stated maturity date, if the principal amount will not be determinable as of any such date or dates prior to the stated maturity date, including the principal amount which will be due and payable or outstanding as of any such date;

•	if the sections of the indenture providing for defeasance do not apply to the debt securities;

•	if applicable, that the debt securities are to be issued in whole or in part in the form of one or more global securities and, in such case, the identity of the depositary for the global securities;

•	any addition, modification or deletion of any events of default or covenants provided in the applicable indenture and any change in the acceleration provisions;

•	any addition to or change in the covenants set forth in the indenture;

•

in the case of subordinated debt securities, the definition of “Senior Indebtedness” and the subordination provisions applicable thereto (if other than those described below under “—Subordination”) or, if the definition of “Senior Indebtedness” or the subordination provisions described below under “—Subordination” shall be applicable to the subordinated debt securities of such series, any additions to, modifications of or deletions from the definition of “Senior Indebtedness” and the subordination provisions described below under “—Subordination” with respect to the subordinated debt securities of such series; and

•

any other terms of the debt securities, including, if the debt securities are subordinated debt securities, any other additions to, modifications of or deletions from the subordinated indenture with respect to the subordinated debt securities.

(See Section 301.)

Ranking

The senior debt securities will be our unsecured and unsubordinated obligations. The indebtedness represented by the senior debt securities will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness. The indebtedness represented by the subordinated debt securities will rank junior and subordinate in right of payment to the prior payment in full of our existing and future Senior Indebtedness (as defined with respect to each series of subordinated debt securities), to the extent and in the manner set forth below under “—Subordination” or as may be set forth in the applicable prospectus supplement or free writing prospectus. In addition, the subordinated debt securities will be effectively subordinated in right of payment to any secured indebtedness we may have or may incur (to the extent of the value of the collateral securing such secured indebtedness). The term “Senior Indebtedness,” when used with respect to the subordinated debt securities of any series, has the meaning set forth below under “—Subordination” unless a different definition shall be set forth in the applicable prospectus supplement or a free writing prospectus relating to the subordinated debt securities of such series. The debt securities are the obligations of Sempra exclusively, and are not the obligations of any of our consolidated entities, equity method investees or other affiliates. Because we are a holding company and substantially all the assets that produce our earnings are owned by our consolidated subsidiaries or our equity method investees, which are entities we do not control, the debt securities will be effectively subordinated to all existing and future indebtedness and other liabilities and any preferred equity of our subsidiaries. In addition, to secure the trustee’s right to compensation, reimbursement and indemnity, the senior indenture and the subordinated indenture each create a first priority lien prior to the debt securities on all property and funds held by the trustee other than funds held in trust for the benefit of debt security holders.

Holding Company Structure

We are a holding company and substantially all the assets that produce our earnings are owned by our consolidated subsidiaries or our equity method investees, which are entities we do not control. Our ability to meet our obligations under our debt securities largely depends on distributions from our subsidiaries and equity method investees, which in turn depend on their ability to execute their business strategies and generate cash flows in excess of their own expenditures, dividend payments to third-party owners (if any) and debt and other obligations. Our subsidiaries and equity method investees are all separate and distinct legal entities that are not obligated to pay dividends or make loans or distributions to us and could be precluded from doing so by legislation, regulation or contractual restrictions, in times of financial distress or in other circumstances, and they have no obligation to pay any amounts due on our debt securities or to make any funds available for payment of amounts due on our debt securities.

Because we are a holding company, our obligations under the debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities and any preferred equity of our subsidiaries. Therefore, our rights and the rights of our creditors, including the rights of the holders of our debt securities, to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors. To the extent that we may ourselves be a creditor with recognized claims against any of our subsidiaries, our claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary that are senior to our claims. We expect to incur, and expect that our subsidiaries will incur, substantial additional amounts of indebtedness.

Payment of Debt Securities

We will pay interest on the debt securities on each interest payment date to the person in whose name the debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on a debt security, we will pay defaulted interest, at our election, in either of the two following ways:

•

We will first propose to the trustee a payment date for the defaulted interest, and at the same time we will deposit with the trustee an amount to be paid in respect of the defaulted interest or make arrangements satisfactory to the trustee for such deposit before the date of the proposed payment. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment and cause notice to be given to each registered holder of the debt securities at least 10 days before the special record date. The special record date will be between 10 and 15 days before the proposed payment date. Finally, the defaulted interest will be paid on the payment date to the registered holder of the debt security as of the close of business on the special record date.

•

Alternatively, we can propose to the trustee any other lawful manner of payment that is not inconsistent with the requirements of any securities exchange on which the debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

We will pay principal of and any premium on the debt securities at stated maturity, upon redemption or as otherwise required, upon presentation of the debt securities at the office of the paying agent, which initially will be the trustee or such other paying agent designated in accordance with the applicable indenture. Any other paying agent initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. In our discretion, we may remove and/or appoint one or more additional paying agents and change or designate one or more additional places for payment. A place for payment of the debt securities will be provided in the Borough of Manhattan, The City of New York, New York. (See Section 1002.)

If any interest payment date, redemption date or the maturity date of the debt securities is not a business day at any place of payment, then payment of the principal and premium, if any, or interest, as applicable, may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be (See Section 113.)

Form; Transfers; Exchanges

The debt securities initially will be issued in book-entry form and represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, which we refer to as “DTC” or the “depositary” in this prospectus, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the debt securities that you purchase except under the limited circumstances described below under the heading “Global Securities.” If any of the debt securities are issued in certificated form, they will be issued only in fully registered form without coupons, in denominations of, with respect to senior debt securities, $1,000 or integral multiples thereof or, in the case of subordinated debt securities, $2,000 or integral multiples of $1,000 in excess thereof. (See Section 302.)

You will receive payments and may transfer debt securities in book-entry form only through the facilities of DTC and its direct and indirect participants as described below under the heading “Global Securities.” We will maintain an office or agency in the Borough of Manhattan, The City of New York where notices and demands in respect of the debt securities and the indentures may be delivered to us and where certificated debt securities may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be an office of the trustee, which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005. (See Section 1002).

You may have your certificated debt securities divided into debt securities of smaller authorized denominations or combined into debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an “exchange.” (See Section 305.)

You may exchange or transfer certificated debt securities at the office of the trustee, as security registrar. The security registrar acts as our agent for registering debt securities in the names of holders and transferring and exchanging debt securities. (See Section 305.)

In our discretion, we may change the place for registration of transfer and exchange of the debt securities and for delivery of notices and demands in respect of the debt securities and the applicable indenture and we may remove and/or appoint one or more additional security registrars or act as our own agent for this purpose. (See Sections 305 and 1002.)

There will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We may block the transfer or exchange of (i) any debt securities during a period of 15 days before mailing any notice of redemption of such senior debt securities or (ii) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Optional Redemption

The redemption provisions, if any, applicable to the debt securities of any series will be set forth in the applicable prospectus supplement or free writing prospectus.

We will mail notice of any redemption at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the debt securities to be redeemed. Once notice of redemption is mailed, the debt securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus any accrued and unpaid interest to the redemption date. If we elect to redeem all or a portion of the debt securities, that redemption will not be conditional upon receipt by the trustee or other paying agent of monies sufficient to pay the redemption price. (See Section 1104.)

Unless we default in payment of the redemption price and accrued interest, if any, from and after the redemption date the debt securities or portions thereof called for redemption will cease to bear interest. We will pay the redemption price and any accrued interest once the debt securities are surrendered for redemption. (See Section 1105.) If only part of a debt security is redeemed, the trustee will deliver new debt securities of the same series for the remaining portion without charge. (See Section 1106.)

In the event that we elect to redeem only a portion of the debt securities, the debt securities to be redeemed will be selected in accordance with the procedures of DTC, in the case of debt securities represented by one or more global securities, or by the trustee as set forth in the applicable indenture, in the case of debt securities that are not represented by one or more global securities. (See Section 1103.)

Events of Default

An “event of default” occurs with respect to the debt securities of any series if:

•

we do not pay any interest on any debt securities of such series when it becomes due and payable and such default continues for 30 days (whether or not, if such debt securities are subordinated debt securities, such payment is prohibited by the subordination provisions applicable to such subordinated debt securities); provided, however, that, if we are permitted by the terms of the debt securities of such series to extend or defer the payment of interest on such debt securities and if we have elected such an extension or deferral in accordance with the terms of such debt securities, then a failure to pay interest prior to the end of such extension period or deferral period, as the case may be, shall not constitute an event of default with respect to the debt securities of such series unless we are required, by the terms of the debt securities of such series, to make a payment of interest on a redemption date or other date during such extension or deferral period and fails to make such payment within 30 days of the due date, in which case such failure shall be an event of default with respect to the debt securities of such series;

•

we do not pay any principal of or premium on any debt securities of such series at maturity with respect to senior debt securities or when it becomes due and payable in the case of subordinated debt securities (whether or not, if such debt securities are subordinated debt securities, such payment is prohibited by the subordination provisions applicable to such subordinated debt securities);

•

we do not make a sinking fund payment with respect to any debt securities of such series when and as due and, in the case of subordinated debt securities, such default continues for 60 days (whether or not, if such debt securities are subordinated debt securities, such payment is prohibited by the subordination provisions applicable to such subordinated debt securities);

•

we remain in default in the performance or breach of any other covenant or warranty in the applicable indenture (excluding covenants and warranties solely applicable to one or more other series of debt securities issued under the applicable indenture) or the debt securities of such series for 60 days after there has been given to us, by registered or certified mail, a written notice of default specifying such default or breach and requiring its remedy; the notice must be sent by either the trustee or registered holders of at least 25% in principal amount of the outstanding debt securities of such series;

•

if the debt securities of such series are senior debt securities, a default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by us (including a default with respect to any other series of debt securities issued under the applicable indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us (or the payment of which is guaranteed by us), whether such indebtedness or guarantee exists on the date of the applicable indenture or is issued or entered into following the date of the applicable indenture, if:

•	either:

◾	such default results from the failure to pay any such indebtedness when due; or

◾	as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity; and

•

the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates at least $25 million;

•	we file for bankruptcy, or other specified events of bankruptcy, insolvency, receivership or reorganization occur with respect to us; or

•	any other event of default specified in the applicable prospectus supplement or free writing prospectus with respect to a particular series of debt securities occurs.

(See Section 501.)

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture.

As of March 31, 2026, the terms of approximately $750 million aggregate principal amount of outstanding senior debt securities that we previously issued under the senior indenture (the “prior senior debt securities”) included the event of default described in the fifth bullet listed in the first paragraph under “—Events of Default” (a so-called “cross-default” event of default), with a threshold amount of at least $25 million. However, we anticipate that future senior debt securities offered by us will not include the event of default described in the fifth bullet listed in the first paragraph under “—Events of Default” or any other “cross-default” event of default. Accordingly, if a series of debt securities offered hereby does not include a “cross-default” event of default, then the principal of and interest on the prior senior debt securities may be declared due and payable immediately upon the occurrence of a “cross-default” event of default, while the holders of the senior debt securities of such series offered hereby will not be entitled to accelerate such debt securities as a result of such event.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of debt securities, then either the trustee or the registered holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series, together with accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the principal of and accrued and unpaid interest on the debt securities of that series shall become immediately due and payable (notwithstanding, in the case of subordinated debt securities, if the terms of the subordinated debt securities of such series permit us to defer or extend the payment of interest thereon, any such extension or deferral). (See Section 502.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to any series of debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the event of default giving rise to the declaration will be deemed to have been waived and the declaration and its consequences will be rescinded and annulled, if:

•	we pay or deposit with the trustee a sum sufficient to pay:

•	all overdue interest on the debt securities of that series, other than interest which has become due by declaration of acceleration;

•

the principal of and any premium on the debt securities of that series which have become due otherwise than by the declaration of acceleration, and overdue interest on these amounts to the extent lawful;

•	interest on overdue interest, other than interest which has become due by declaration of acceleration, on the debt securities of that series to the extent lawful; and

•	all amounts due to the trustee under the applicable indenture; and

•

all events of default with respect to the debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the applicable indenture.

(See Section 502.)

For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

If an event of default with respect to the debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding debt securities of that series, voting as a single class without regard to the holders of outstanding debt securities of any other series that may also be in default, will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series; and

•	exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

These rights of registered holders to give directions are subject to the following limitations:

•	the registered holders’ directions do not conflict with any law or the applicable indenture; and

•	the direction is not unduly prejudicial to the rights of holders of the debt securities of that series who do not join in that action.

The trustee may also take any other action it deems proper which is not inconsistent with the registered holders’ direction. (See Sections 512 and 603.)

In addition, each indenture provides that no registered holder of debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture or for the appointment of a receiver or for any other remedy under the indenture unless:

•	that registered holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•

the registered holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs, expenses and liabilities incurred in complying with the request; and

•

for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in principal amount of outstanding debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would affect, disturb or prejudice the rights of other registered holders of debt securities under the applicable indenture. (See Section 507.)

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 508.)

Notice of Default

The trustee is required to give the registered holders of debt securities of the affected series notice of any default under the applicable indenture with respect to the debt securities of that series to the extent required by the Trust Indenture Act; except that, in the case of an event of default of the character specified above the fourth bullet listed under “—Events of Default,” no notice will be given to such registered holders until at least 30 days after the occurrence of the default. (See Section 602.) The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.

We will furnish the trustee with an annual statement of whether we are in default in the performance or observance of any of the terms, provisions and conditions in the applicable indenture. (See Section 1005.)

Waiver of Default and of Compliance

The registered holders of a majority in principal amount of the outstanding debt securities of any series, voting as a single class without regard to the holders of outstanding debt securities of any other series, may waive, on behalf of all registered holders of the debt securities of that series, any past default under the applicable indenture, except a default in the payment of principal, premium (if any) or interest, or with respect to compliance with certain covenants or provisions of the applicable indenture that cannot be modified or amended without the consent of the registered holder of each outstanding debt security of that series. (See Section 513.)

Compliance with certain covenants in the applicable indenture or otherwise provided with respect to debt securities of any series may be waived before the time specified for compliance by the registered holders of a majority in principal amount of the outstanding debt securities of such series. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

We have agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey our properties and assets as an entirety or substantially as an entirety to any other entity, unless:

•

(i) we are the continuing entity (in the case of a merger) or (ii) the successor entity formed by such consolidation or into which we are merged or which acquires by sale, transfer, lease or other conveyance our properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium (if any) and interest on all the debt securities outstanding under the applicable indenture and the performance of every obligation in that indenture and such outstanding debt securities to be performed by us; and

•

immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default under the applicable indenture, has or will have occurred and be continuing.

Neither of the indentures nor the debt securities contain any financial or other similar restrictive covenants.

(See Section 801.)

Modification of Indenture

Without Registered Holder Consent

Without the consent of any registered holders of debt securities outstanding under an indenture, we and the trustee may enter into one or more supplemental indentures to such indenture for any of the following purposes:

•	to evidence the succession of another entity to us;

•	to add one or more covenants of ours for the benefit of the holders of all or any series of debt securities issued under such indenture or to surrender any right or power conferred upon us;

•	to add any additional events of default for all or any series of debt securities issued under such indenture; or

•

to add or change any of the provisions of such indenture to the extent necessary to permit or facilitate the issuance of debt securities in bearer form or to facilitate the issuance of debt securities in uncertificated form;

•

to change or eliminate any provision of such indenture so long as the change or elimination does not apply to any debt securities entitled to the benefit of such provision or to add any new provision to such indenture provided that any such addition does not apply to any outstanding debt securities issued under such indenture;

•	to provide security for the debt securities of any series issued under such indenture;

•	to establish the form or terms of debt securities of any series issued under such indenture, as permitted by such indenture;

•	to evidence and provide for the acceptance of appointment of a separate or successor trustee;

•

to cure any ambiguity, defect or inconsistency, or to make any other changes that do not adversely affect the interests of the holders of debt securities of any series under such indenture in any material respect; or

•

in the case of subordinated debt of any series, to conform the terms of such debt securities, any officers’ certificate or supplemental indenture establishing the form or terms of such series of debt securities or, insofar as relates to such series of debt securities, the subordinated indenture to any terms set forth in the description of such debt securities appearing under the heading “Description of Debt Securities,” “Description of Notes” or other similar headings in the offering memorandum, prospectus supplement, free writing prospectus or other like offering document relating to the initial offering of such debt securities.

(See Section 901.)

With Registered Holder Consent

Subject to the following sentence, we and the trustee may, with some exceptions, amend or modify the applicable indenture with the consent of the registered holders of a majority in principal amount of the debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security affected thereby:

•

change the stated maturity of the principal, premium (if any) or interest on any debt security or reduce the principal amount, interest or any premium payable or change any place of payment where or the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment, or, in the case of any subordinated debt security, if we have the right to extend or defer the payment of interest on such debt security, to increase the maximum time period of any such extension or deferral or increase the maximum number of times we may extend or defer any such interest payment;

•	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver;

•	make certain modifications to certain provisions in the applicable indenture relating to supplemental indentures and waivers of certain covenants and past defaults; or

•

in the case of the subordinated indenture, modify, delete or supplement any of the subordination provisions or the definition of Senior Indebtedness applicable to the subordinated debt securities of any series then outstanding in a manner adverse to the holders of such subordinated debt securities.

A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of holders of debt securities of one or more particular series will be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series.

(See Section 902.)

Defeasance

Each indenture provides, unless the terms of the particular series of debt securities provide otherwise, that we may, upon satisfying several conditions, cause ourselves to be discharged from our obligations, with some exceptions, with respect to any series of debt securities under such indenture, which we refer to as “defeasance.”

One condition we must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on the debt securities of the applicable series on the maturity dates of the payments or upon redemption.

In addition, we will be required to deliver an opinion of counsel to the effect that a holder of debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the applicable indenture.

(See Article XIII.)

Satisfaction and Discharge

The applicable indenture will cease to be of further effect with respect to any series of debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the applicable indenture with respect to the debt securities of such series, except as noted below, when:

•	either:

•	all outstanding debt securities of such series have been delivered to the trustee for cancellation; or

•

all outstanding debt securities of such series not delivered to the trustee for cancellation have become due and payable or will become due and payable within one year at their stated maturity or on a redemption date and we have deposited with the trustee, in trust, funds that are sufficient to pay and discharge the entire indebtedness on such debt securities, for principal and any premium and interest to the date of such deposit (in the case such outstanding debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be;

•	we have paid or caused to be paid all other sums payable by us under the indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent in the indenture relating to the satisfaction and discharge of the indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of the applicable indenture with respect to any series of debt securities, we will remain obligated to pay amounts due under certain provisions of the applicable indenture and to perform certain ministerial tasks as described in the applicable indenture.

(See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

The trustee with respect to any series of debt securities may resign at any time by giving written notice to us. The trustee may also be removed with respect to the debt securities of any series by the registered holders of a majority in principal amount of the outstanding debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the applicable indenture. (See Section 610.)

Subordination

Our subordinated debt securities of each series will be subordinated in right of payment to the prior payment in full of all our Senior Indebtedness (as defined with respect to such series). This means that, with respect to the subordinated debt securities of any series, upon:

•

any payment by us, or any distribution of our assets, upon our dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings; or

•

a failure to pay any principal, interest or other monetary amounts due on any of our Senior Indebtedness (as defined with respect to the subordinated debt securities of such series) when due and continuance of that default beyond any applicable grace period; or

•	acceleration of the maturity of any such Senior Indebtedness as a result of a default;

the holders of all of our Senior Indebtedness (as defined with respect to the subordinated debt securities of such series) will be entitled to receive:

•	in the case of the first bullet listed above, payment of all amounts due or to become due on all such Senior Indebtedness; or

•	in the case of the second and third bullets listed above, payment of all amounts due on all such Senior Indebtedness,

before the holders of any of the subordinated debt securities of such series are entitled to receive any payment. So long as any of the events in the first three bullets listed above has occurred and is continuing, any amounts payable or assets distributable on the subordinated debt securities of such series will instead be paid or distributed, as the case may be, directly to the holders of such Senior Indebtedness (as defined with respect to the subordinated debt securities of such series) to the extent necessary to pay, in the case of the first bullet listed above, all amounts due or to become due upon all such Senior Indebtedness, or, in the case of the second and third bullets listed above, all amounts due on all such Senior Indebtedness, and, if any such payment or distribution is received by the trustee under the subordinated indenture in respect of the subordinated debt securities of such series or by the holders of any of the subordinated debt securities of such series before all such Senior Indebtedness due and to become due or due, as applicable, is paid, the payment or distribution must be paid over to the holders of such unpaid Senior Indebtedness. Subject to paying the applicable Senior Indebtedness due and to become due in the case of the first bullet listed above or the Senior Indebtedness due in the case of the second and third bullets listed above, the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments applicable to such Senior Indebtedness until the subordinated debt securities of such series are paid in full. (See Sections 1401 and 1403.)

“Senior Indebtedness” means, with respect to the subordinated debt securities of any series, (i) our indebtedness, whether outstanding at the date of the subordinated debt indenture or incurred, created or assumed after such date, (a) in respect of money borrowed by us (including any financial derivative, hedging or futures contract or similar instrument, to the extent any such item is primarily a financing transaction) and (b) evidenced by debentures, bonds, notes, credit or loan agreements or other similar instruments or agreements issued or entered into by us; (ii) all our finance lease obligations; (iii) all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement (but excluding, for the avoidance of doubt, trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all our obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; and (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise, except for any obligations, instruments or agreements of the type referred to in any of clauses (i) through (v) above that, by the terms of the instruments or agreements creating or evidencing the same or pursuant to which the same is outstanding, are subordinated or equal in right of payment to the subordinated debt securities of such series. (See Section 101.)

Due to the subordination, if our assets are distributed upon our dissolution, winding-up, liquidation or reorganization, holders of our Senior Indebtedness and other indebtedness and obligations that are not equal or junior to subordinated debt securities in right of payment will likely recover more, ratably, than holders of subordinated debt securities and it is possible that no payments will be made to the holders of subordinated debt securities.

The subordination provisions applicable to the subordinated debt securities of any series will cease to apply in the event of defeasance or satisfaction and discharge with respect to the subordinated debt securities of such series. (See Section 1307.)

The subordinated debt securities and the subordinated indenture do not limit us or any of our subsidiaries’ ability to incur additional indebtedness, including, in our case of, Senior Indebtedness. We expect that we will incur, and that our subsidiaries will incur, substantial additional amounts of indebtedness, including, in our case, Senior Indebtedness, in the future. The subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries. (See Section 301.)

Conversion Rights

The terms and conditions of any series of debt securities being offered that are convertible into our common stock or other equity securities will be set forth in the applicable prospectus supplement or free writing prospectus. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed.

Miscellaneous Provisions

Each indenture provides that certain debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date. (See Section 101.)

We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the applicable indenture, in the manner and subject to the limitations provided in the applicable indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series of outstanding debt securities. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date. (See Section 104.)

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. (See Section 112.)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any purchase contracts, units, depositary shares or warrants that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Under this heading “Global Securities,” references to “Sempra,” “we,” “us,” “our” and similar terms mean, unless otherwise specified or the context otherwise requires, Sempra excluding its consolidated entities; and references to the “securities” mean the debt securities offered under this prospectus and the applicable prospectus supplement or free writing prospectus.

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the debt securities of each series initially will be issued in book-entry form and represented by one or more global debt securities, which we refer to as “global securities.” The global securities will be deposited with, or on behalf of, DTC, as depositary (which we sometimes refer to as the “depositary”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for definitive debt securities in certificated form registered in the names of persons other than the depositary or its nominee, which we refer to as “certificated securities,” under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the global securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the beneficial interest of each direct participant in the global securities of such series to be redeemed.

In any case where a consent or vote may be required with respect to any securities, neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the applicable global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. (or such other DTC nominee) to those direct participants to whose accounts beneficial interests in such global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If certificated securities are issued under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment as such addresses shall appear in the security register or by wire transfer at such places and to such accounts at such banking institutions in the United States as may be designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of the principal of, premium (if any) and interest on the global securities to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed by us within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have the securities of such series represented by one or more global securities; or

•	an event of default (as defined) under the applicable indenture has occurred and is continuing with respect to the securities of such series,

we will prepare and deliver certificated securities of such series in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for certificated securities of such series in definitive form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information under this heading “Global Securities” concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, has any control over those entities and none of us or them takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time:

•	through agents;

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through a combination of any of the foregoing methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their respective compensation, in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Sempra. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Sempra incorporated by reference in this prospectus and the effectiveness of Sempra’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Oncor Electric Delivery Holdings Company LLC incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report. Such financial statements are incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 15, 2026)

$3,000,000,000

Common Stock

We have entered into an ATM Equity Offering Sales Agreement (as amended, the “sales agreement”), with Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC (the “agents”), and the forward purchasers (as defined below), relating to this offering of shares of our common stock having an aggregate gross sales price of up to $3,000,000,000. As of the date of this prospectus supplement, we have offered and sold shares of our common stock having an aggregate gross sales price of approximately $415,591,197 under the sales agreement (after giving effect to the assumed physical settlement of the forward sale agreements that are outstanding as of the date of this prospectus supplement at the initial forward price per share specified thereunder) pursuant to a previous prospectus supplement and accompanying prospectus. As a result, as of the date of this prospectus supplement, shares of common stock having an aggregate gross sales price of up to approximately $2,584,408,803 remain available for offer and sale under the sales agreement.

In accordance with the terms of the sales agreement, shares of our common stock may be offered and sold from time to time to or through the agents, as our sales agents or, if applicable, as forward sellers. Sales of shares of our common stock, if any, will be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the New York Stock Exchange (the “NYSE”), sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks or by any other method permitted by applicable law as otherwise agreed between the applicable agent and us.

The sales agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the agents, we may enter into separate forward sale agreements with each of Barclays Bank PLC, Bank of Montreal, BNP Paribas, Bank of America, N.A., Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, or one of their respective affiliates (the “forward purchasers”). If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant agent, acting as sales agent for such forward purchaser, shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement. We refer to an agent, when acting as sales agent for the relevant forward purchaser, as, individually, a “forward seller” and, collectively, the “forward sellers.” Unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” forward purchaser mean, with respect to any agent, the affiliate of such agent that is acting as forward purchaser or, if applicable, such agent acting in its capacity as forward purchaser. We will not receive any proceeds from any sale of shares of our common stock borrowed by a forward purchaser (or its affiliate) and sold through a forward seller.

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant initial forward price per share (subject to adjustment as described in this prospectus supplement). However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.

No agent is required to sell any specific number or dollar amount of shares of our common stock, but each agent has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, as our sales agent or as forward seller, and subject to the terms and conditions of the sales agreement and, in the case of shares offered through such agent as forward seller, the relevant forward sale agreement, to sell shares of our common stock, on mutually agreed terms between the agent and us. Shares of our common stock offered and sold through the agents, as our sales agents or as forward sellers, pursuant to this prospectus supplement and the accompanying prospectus, will be offered and sold through only one agent on any given day.

Each agent will receive from us a commission that will not exceed, but may be lower than, 1.0% of the gross sales price of all shares of our common stock sold through it as our sales agent under the sales agreement. In connection with each forward sale agreement, the applicable agent, as forward seller, will receive a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 1.0% of the volume-weighted average of the gross sales price per share of all of the borrowed shares of our common stock sold through such agent, as forward seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period).

Under the terms of the sales agreement, we may also sell shares of our common stock to one or more of the agents as principal, at a price per share to be agreed upon at the time of sale. If we sell shares of our common stock to one or more of the agents as principal, we will enter into a separate terms agreement with such agent or agents, as the case may be, and we will describe the terms of this offering of those shares of our common stock in a separate prospectus supplement or pricing supplement. In any such sale to an agent as principal, we may agree to pay the applicable agent an underwriting discount or commission that may exceed 1.0% of the gross sales price per share sold to such agent, as principal.

In connection with the sale of shares of our common stock, each agent may, and in connection with sales of shares of our common stock purchased by an agent as principal will, be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the agent may, or will, as applicable, be deemed to be underwriting commissions.

Our common stock is listed on the NYSE under the trading symbol “SRE.” On May 14, 2026, the last reported sale price of our common stock on the NYSE was $92.86 per share.

Investing in our common stock involves risks. See “Risk Factors” on page SA-5 of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Barclays	BMO Capital Markets	BNP PARIBAS	BofA Securities	Citigroup	Credit Agricole CIB	Goldman Sachs & Co. LLC	J.P. Morgan

Mizuho	Morgan Stanley	MUFG	RBC Capital Markets	Scotiabank	Truist Securities	Wells Fargo Securities

May 15, 2026

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to our common stock. If the description of our common stock or this offering of shares of our common stock varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We have not, and the agents and forward purchasers have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of their respective dates (or such other dates specified therein) and the information contained in documents incorporated by reference is accurate only as of the respective dates (or such other dates specified therein) of those documents, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) and this offering of shares of our common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

PROSPECTUS SUPPLEMENT

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FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any related free writing prospectus issued by us may contain, statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

Forward-looking statements can be identified by words such as “believe,” “expect,” “intend,” “anticipate,” “contemplate,” “plan,” “estimate,” “project,” “forecast,” “envision,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “preliminary,” “pro forma,” “strategic,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “positioned,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategies, goals, vision, mission, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include:

•

California wildfires, including potential liability for damages regardless of fault and any inability to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054 and the Wildfire Fund Continuation Account established by California Senate Bill 254, rates from customers or a combination thereof;

•

decisions, disallowances or denials of cost recovery, audits, investigations, inquiries, ordered studies, regulations, legislative actions, denials or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions, including the failure to honor contracts and commitments, by the (i) Comisión Nactional de Energía, California Public Utilities Commission, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, U.S. Internal Revenue Service, Public Utility Commission of Texas and other regulatory bodies and (ii) U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries where we do business;

•

the success of business development efforts, construction projects, acquisitions, divestitures, and other significant transactions, such as the planned sale of a portion of our equity interest in Sempra Infrastructure Partners, LP, including risks related to, as applicable, (i) being able to reach a positive final investment decision, (ii) negotiating pricing and other terms in definitive contracts, (iii) completing construction projects or other transactions on schedule and budget, (iv) realizing anticipated benefits from any of these efforts if completed, (v) obtaining regulatory and other approvals and (vi) third parties honoring their contracts and commitments, including with respect to closing or post-closing payments;

•	changes to our capital expenditure plans and their potential impact on rate base or other growth;

•

changes, due to evolving economic, political and other factors and increasing geopolitical instability as a result of wars or other conflicts in various parts of the world, to (i) trade and other foreign policy, including the imposition of tariffs by the U.S. and foreign countries (and uncertainty related to the implementation and enforceability thereof), and (ii) laws and regulations, including those related to tax and the energy industry in the U.S. and Mexico;

•	litigation, arbitration, property disputes and other proceedings;

•

cybersecurity threats, including by nation-state actors, of ransomware or other attacks on our systems, the energy grid or our other infrastructure, or the systems of third parties with which we conduct business;

•

the availability, uses, sufficiency, and cost of capital resources and our ability to borrow money or otherwise raise capital on favorable terms and meet our obligations, which can be affected by, among other things, (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook, (ii) instability in the capital markets, and (iii) fluctuating interest rates and inflation;

•

the impact of efforts to increase affordability of U.S. utility customer rates on our ability to obtain cost recovery from applicable regulators, our capital expenditure and other growth plans and our ability to advance statewide policies;

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the impact on affordability of customer rates, cost of capital and operating margin due to (i) volatility in inflation, interest rates, commodity prices, tariff rates, and foreign currency exchange rates and (ii) with respect to San Diego Gas & Electric Company’s (“SDG&E”) and Southern California Gas Company’s (“SoCalGas”) businesses, the cost of meeting the demand for lower carbon and reliable energy in California;

•

the impact of climate policies, laws, rules, regulations, trends and required disclosures, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and uncertainty related to emerging technologies;

•

weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events, such as work stoppages, that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance;

•

the availability of electric power, natural gas and natural gas storage and transportation capacity, including disruptions caused by failures in the transmission grid or pipeline and storage systems or limitations on the injection and withdrawal of natural gas from storage facilities;

•

Oncor Electric Delivery Company LLC’s (“Oncor”) ability to reduce or eliminate its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; and

•	other uncertainties, some of which are difficult to predict and beyond our control.

Investing in our common stock involves risk. You should review and consider carefully the risks, uncertainties and other factors that affect our businesses and our securities, including our common stock, as described herein and under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other headings in our most recent Annual Report on Form 10-K, and under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other headings in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks, uncertainties and other factors could cause you to suffer a loss of all or part of your investment in our common stock. Before making an investment decision, you should carefully consider these factors and risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our common stock.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our businesses as described herein, in our most recent Annual Report on Form 10-K and in other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. You may obtain copies of these reports and documents as described under “Where You Can Find More Information” in the accompanying prospectus.

This prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us in connection with this offering may contain or incorporate by reference market, demographic and industry data and forecasts that are based on or derived from independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third-party sources. In addition, market, demographic and industry data and forecasts that may be contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under this heading “Forward-Looking Statements and Market Data,” under the heading “Risk Factors,” and under similar headings in this prospectus supplement, the accompanying prospectus, any related free writing prospectus, and documents that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Accordingly, you should not place undue reliance on any of this information.

SUMMARY INFORMATION

The following information supplements, and should be read together with, the information contained in the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents they incorporate by reference and any related free writing prospectus issued by us, before making an investment decision. In this prospectus supplement, references to “Sempra,” “we,” “us,” “our” and similar terms mean, unless otherwise specified or the context otherwise requires, Sempra together with its consolidated entities; references to “you” mean the potential purchasers of the applicable securities offered hereby; and references to currency amounts are in U.S. dollars.

Sempra

Sempra is a holding company whose principal businesses are regulated utilities in California and Texas. Our businesses invest in and operate electric and gas utilities and other energy infrastructure that provide energy services to customers. For additional information concerning us, you should refer to the information under the heading “Where You Can Find More Information” in the accompanying prospectus.

Our principal executive offices are located at 488 8th Avenue, San Diego, California 92101, and our telephone number is (619) 696-2000. Our website is http://www.sempra.com.

Except for documents that are incorporated by reference in the accompanying prospectus as described therein under “Where You Can Find More Information” and that are available on the SEC website at www.sec.gov, the information contained on, or that can be accessed through, our website or any other website referenced herein is not a part of or incorporated by reference in this prospectus supplement, the accompanying prospectus or any document incorporated or deemed to be incorporated herein or therein.

RISK FACTORS

Investment in our common stock involves risks. Before deciding whether to purchase shares of our common stock in this offering, you should carefully consider the risks described below and the risk factors and other cautionary language incorporated into this prospectus supplement and the accompanying prospectus by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as any free writing prospectus we may provide you in connection with this offering. Please also carefully read the information under the heading “Information Regarding Forward-Looking Statements” or any similar headings in this prospectus, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There may be other risks and uncertainties not known to us or that we deem immaterial that also could impair our business operations, financial results and the value of our common stock. The occurrence of any of these risks could have a material adverse effect on our results of operations, financial condition, cash flows and/or prospects and might cause you to lose all or part of your investment in our common stock. In that regard, unless otherwise specified or the context otherwise requires, references to our common stock appearing under this heading “Risk Factors” and similar headings in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q include the common stock offered hereby.

Risks Related to the Forward Sale Agreements

The following risk factor applies to the forward sale agreements we may enter into in connection with this offering.

Settlement provisions contained in the forward sale agreements subject us to certain risks.

Each forward purchaser will have the right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that the forward purchaser determines is affected by the relevant event) and require us to physically settle the forward sale agreement upon the occurrence of certain events, some of which are not within our control.

A forward purchaser’s decision to exercise this right and require us to physically settle the relevant shares will be made irrespective of our interests, including our capital and other needs. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement irrespective of our capital needs, which would result in dilution to our earnings per common share and may adversely affect the market price of our common stock and any series of preferred stock we may issue in the future.

The forward price that we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor. If the specified daily rate is less than the applicable spread on any day, this will result in a daily reduction of the forward price. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our common stock during the term of such forward sale agreement.

We will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of our common stock subject to each forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect to issue a substantially lower number of shares than if we settled by physical delivery, but would not receive the cash for the shares that would have otherwise been issued if we settled the entire forward sale agreement by physical delivery and, as a result, would not derive the same credit metrics benefits.

If the price of our common stock at which purchases are made by a forward purchaser (or its affiliate) exceeds the applicable forward price, we will pay the forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to the forward purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to a forward purchaser.

The purchase of shares of our common stock by a forward purchaser (or its affiliate) to unwind the forward purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we would owe the forward purchaser upon settlement of the applicable forward sale agreement or decreasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such forward purchaser would owe us upon settlement of the applicable forward sale agreement.

See “Plan of Distribution (Conflicts of Interest)” for more information about the terms of the forward sale agreements.

USE OF PROCEEDS

We intend to use a substantial portion of the net proceeds we receive from the issuance and sale by us of any shares of our common stock to or through the agents and any net proceeds we receive pursuant to the settlement of any forward sale agreements with the relevant forward purchasers for working capital and other general corporate purposes, including to partly finance potential increases to our long-term capital plan and to repay outstanding commercial paper and potentially other indebtedness. As of May 14, 2026, Sempra had approximately $2,372,502,000 of commercial paper outstanding (excluding Sempra’s consolidated entities and any commercial paper outstanding under their respective programs), bearing interest at rates of 4.1856% per annum or less and maturing at various dates through June 30, 2026. Depending on when we receive any net proceeds from this offering, including pursuant to the settlement of any forward sale agreement, the commercial paper that we repay with such net proceeds may be subsequent issuances of commercial paper.

Our intended uses of any net proceeds from this offering, including pursuant to the settlement of any forward sale agreement, as described above represent only our current expectations based on present plans, estimates and assumptions, and we cannot predict with any certainty all of the particular uses of such net proceeds or the amounts and timing of our actual expenditures.

Pending application of any net proceeds from this offering, including pursuant to the settlement of any forward sale agreement, for the foregoing intended purposes, we expect to invest such net proceeds in various instruments which may include, but would not be limited to, short- and intermediate-term, interest-bearing obligations, including bank deposits and certificates of deposit with financial institutions having investment-grade ratings, U.S. government obligations or money market funds primarily invested in securities issued by the U.S. government or its agencies.

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant initial forward price per share (subject to adjustment as described in “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement). However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser.

As described above, we may use any net proceeds from this offering, including pursuant to the settlement of any forward sale agreement, to repay commercial paper and potentially other indebtedness. One or more of the agents participating in this offering and/or their affiliates may hold positions in our commercial paper or other indebtedness of ours, three of the agents act as dealers under our commercial paper program, and affiliates of all of the agents are lenders under our term loans and/or credit facilities. To the extent that net proceeds from this offering, including pursuant to the settlement of any forward sale agreement, are applied to repay any of our outstanding indebtedness (including commercial paper, bank loans or other indebtedness) held by any of the agents or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness. See “Plan of Distribution (Conflicts of Interest)—Other Relationships” and “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest.”

If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant agent, acting as sales agent for such forward purchaser, shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of such borrowed shares will be paid to the applicable forward purchaser (or one or more of its affiliates). Each forward purchaser will be either an agent or an affiliate of an agent. As a result, an agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement. See “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest.”

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Under the sales agreement, which was signed on November 6, 2024 and amended on May 6, 2026, shares of our common stock having an aggregate gross sales price of up to $3,000,000,000 may be offered and sold from time to time to or through the agents, as our sales agents or, if applicable, as forward sellers. As of the date of this prospectus supplement, we have offered and sold shares of our common stock having an aggregate gross sales price of approximately $415,591,197 under the sales agreement (after giving effect to the assumed physical settlement of the forward sale agreements that are outstanding as of the date of this prospectus supplement at the initial forward price per share specified thereunder) pursuant to a previous prospectus supplement and accompanying prospectus. As a result, as of the date of this prospectus supplement, shares of common stock having an aggregate gross sales price of up to approximately $2,584,408,803 remain available for offer and sale under the sales agreement.

Sales of shares of our common stock, if any, will be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the NYSE, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks or by any other method permitted by applicable law as otherwise agreed between the applicable agent and us. As sales agents, the agents will not engage in any transactions that stabilize the price of our common stock.

The sales agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the agents, we may enter into separate forward sale agreements with each of the forward purchasers. If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant agent, acting as sales agent for such forward purchaser, shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement. We will not receive any proceeds from any sale of shares of our common stock borrowed by a forward purchaser (or its affiliate) and sold through a forward seller.

No agent is required to sell any specific number or dollar amount of shares of our common stock, but each agent has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, as our sales agent or as forward seller, and subject to the terms and conditions of the sales agreement and, in the case of shares offered through such agent as forward seller, the relevant forward sale agreement, to sell shares of our common stock, on mutually agreed terms between the agent and us. Shares of our common stock offered and sold through the agents, as our sales agents or as forward sellers, pursuant to this prospectus supplement and the accompanying prospectus, will be offered and sold through only one agent on any given day.

The agents, as our sales agents or as forward sellers, will offer shares of our common stock subject to the terms and conditions of the sales agreement and, in the case of shares offered through such agents as forward sellers, the relevant forward sale agreement, as agreed upon by us, the agents and any relevant forward purchasers. We will designate the maximum amount of shares of our common stock to be sold through the agents or otherwise determine such maximum amount together with such agents and relevant forward purchasers. Subject to the terms and conditions of the sales agreement, the applicable agent will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell on our behalf or, in the case of shares offered through such agent as forward seller, on behalf of the relevant forward purchaser, all of the designated shares of our common stock. We may instruct an agent not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or an agent may suspend this offering of shares of our common stock being made through such agent under the sales agreement upon proper notice to the other party.

An agent will provide written confirmation to us following the close of trading on the NYSE each day in which shares of our common stock are sold by such agent under the sales agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share, the net proceeds to us and the compensation payable by us to such agent.

Except in connection with a forward sale agreement as discussed below, we expect that settlement for sales of shares of our common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the proceeds to us net of compensation paid by us to the applicable agent. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the sales agreement, we may also sell shares of our common stock to one or more of the agents as principal, at a price per share to be agreed upon at the time of sale. If we sell shares of our common stock to one or more of the agents as principal, we will enter into a separate terms agreement with such agent or agents, as the case may be, and we will describe the terms of this offering of those shares of our common stock in a separate prospectus supplement or pricing supplement.

We will report at least quarterly the number of shares of our common stock sold to or through the agents under the sales agreement and any forward sale agreement, the net proceeds to us and the aggregate compensation paid by us to the agents in connection with the sales of such shares.

In connection with the sale of shares of our common stock, each agent may, and in connection with sales of shares of our common stock purchased by an agent as principal will, be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the agent may, or will, as applicable, be deemed to be underwriting commissions. We have agreed in the sales agreement to provide indemnification and contribution to the agents and forward purchasers against certain civil liabilities, including liabilities under the Securities Act.

Our common stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M under the Exchange Act. If we or an agent has reason to believe that our common stock is no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, the applicable party will promptly so notify the other party, and sales of shares of our common stock under the sales agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of us and the agent.

We estimate that the total expenses of this offering payable by us, excluding commissions under the sales agreement, will be approximately $50,000.

This offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of shares of our common stock subject to the sales agreement having an aggregate gross sales price of $3,000,000,000 and (2) the termination of the sales agreement by the agents, the forward purchasers or us. An agent or forward purchaser may terminate the sales agreement at any time but only with respect to itself. We may terminate the sales agreement at any time.

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectuses or other material or advertisements relating to us or this offering, where action for that purpose is required. Accordingly, the shares of our common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any free writing prospectuses or other material or advertisements in connection with this offering may be distributed or published in or from any other country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The agents may offer and sell the shares of our common stock to the public through one or more of their respective affiliates or other registered broker-dealers or selling agents.

The descriptions of certain provisions of the sales agreement appearing above and elsewhere in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of such sales agreement. A copy of the sales agreement has been filed as an exhibit to a document incorporated by reference in the accompanying prospectus and may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus.

Commissions and Discounts

Each agent will receive from us a commission that will not exceed, but may be lower than, 1.0% of the gross sales price of all shares of our common stock sold through it as our sales agent under the sales agreement. We may also agree with the applicable agent to sell shares of our common stock using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Exchange Act and for which we may agree to pay the applicable agent a commission that may exceed 1.0% of the gross sales price.

In connection with each forward sale agreement, the applicable agent, as forward seller, will receive a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 1.0% of the volume-weighted average of the gross sales price per share of all of the borrowed shares of our common stock sold through such agent, as forward seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period).

In any sale of shares of our common stock to an agent as principal, we may agree to pay the applicable agent an underwriting discount or commission that may exceed 1.0% of the gross sales price per share sold to such agent, as principal.

The sales proceeds, after deducting sales commissions (and underwriting discounts, if any), any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares.

Sales Through the Agents as Forward Sellers

If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant agent, acting as sales agent for such forward purchaser, shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of such borrowed shares will be paid to the applicable forward purchaser (or one or more of its affiliates). Each forward purchaser will be either an agent or an affiliate of an agent. As a result, an agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement.

In connection with any forward sale agreement, we will deliver instructions to the relevant agent directing such agent, as forward seller, to sell the applicable borrowed shares of our common stock on behalf of the relevant forward purchaser. Upon its acceptance of such instructions, such agent has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such shares of our common stock, as forward seller on behalf of such forward purchaser, on the terms and subject to the conditions set forth in the sales agreement. We may instruct such agent as to the amount of common stock to be sold by it as forward seller and may also instruct such agent not to sell such common stock if the sales cannot be effected at or above a price designated by us. We or the applicable agent may at any time immediately suspend this offering of shares of our common stock through such agent, as forward seller, upon notice to the other parties.

Pursuant to a forward sale agreement, subject to our authorization of such issuances, we will have the right to issue and deliver to the forward purchaser party thereto a specified number of shares of our common stock on the terms and subject to the conditions set forth therein, or, alternatively, to elect cash settlement or net share settlement, for all or any portion of such shares. If we elect or are deemed to have elected to physically settle any forward sale agreement by delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of (1) the initial forward price per share under such forward sale agreement and (2) the number of shares of our common stock as to which we have elected or are deemed to have elected physical settlement, subject to the price adjustment and other provisions of such forward sale agreement as described below. The initial forward price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the sales agreement by the relevant agent, as forward seller, during the applicable forward selling period for such shares to hedge the relevant forward purchaser’s exposure under such forward sale agreement (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period). Thereafter, the forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our common stock during the term of such forward sale agreement.

We expect that, before any issuance of shares of our common stock upon physical settlement or net share settlement of any forward sale agreement, the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per common share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per common share will be deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the relevant forward selling period specified in such forward sale agreement) using the proceeds receivable upon settlement (based on the adjusted forward price at the end of the relevant reporting period).

Consequently, prior to physical or net share settlement of any forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per common share as a result of such forward sale agreement except during periods when the average market price of our common stock is above the per share adjusted forward price of such forward sale agreement, subject to increase or decrease based on a specified daily rate less a spread, and subject to decrease by amounts related to expected dividends on our common stock during the term of that particular forward sale agreement. However, if we decide to physically or net share settle any forward sale agreement, delivery of shares of our common stock by us will result in dilution to our earnings per common share.

We will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of our common stock subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant forward purchaser or its affiliate to purchase shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.

If the price of our common stock at which these purchases are made by such forward purchaser (or its affiliate) is below the relevant forward price, such forward purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). If the price of our common stock at which these purchases are made by such forward purchaser (or its affiliate) exceeds the applicable forward price, we will pay such forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such forward purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such forward purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such forward purchaser.

In addition, the purchase of shares of our common stock by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such forward purchaser would owe us upon settlement of the applicable forward sale agreement.

Each forward purchaser will have the right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that the forward purchaser determines is affected by the relevant event) and require us to physically settle the forward sale agreement on a date specified by the forward purchaser if, subject to a prior notice requirement:

•

the forward purchaser determines in its commercially reasonable judgment that it is unable to hedge in a commercially reasonable manner its exposure to the applicable forward sale agreement because insufficient shares of our common stock are made available for borrowing by securities lenders or that, with respect to borrowing such number of shares of our common stock, it would incur a rate that is greater than the borrow cost specified in the forward sale agreement;

•

we declare any dividend, issue or distribution to existing holders of shares of our common stock that constitutes an extraordinary dividend under the forward sale agreement or is payable in (i) cash in excess of specified amounts (unless it is an extraordinary dividend), (ii) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•

an event (i) is announced that, if consummated, would result in an extraordinary event (including certain mergers and tender offers, our nationalization, our insolvency and the delisting of the shares of our common stock) or (ii) occurs that would constitute a hedging disruption or change in law;

•	an ownership event (as such term is defined in the forward sale agreement) occurs; or

•	certain other events of default, termination events or other specified events occur, including, among other things, a change in law.

A forward purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of its forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per common share and may adversely affect the market price of our common stock and any series of preferred stock we may issue in the future.

In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale agreements will terminate without further liability of the parties thereto. Following any such termination, we would not issue any shares of our common stock pursuant to such forward sale agreements, and we would not receive any proceeds pursuant to such forward sale agreements.

The descriptions of certain provisions of the forward sale agreements appearing above and elsewhere in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of such forward sale agreements. A form of the forward sale agreement is included as an exhibit to the sales agreement, and the sales agreement has been filed as an exhibit to a document incorporated by reference in the accompanying prospectus and may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus.

Conflicts of Interest

As described above under “Use of Proceeds,” we may use any net proceeds from this offering, including pursuant to the settlement of any forward sale agreement, to repay commercial paper and potentially other indebtedness. One or more of the agents participating in this offering and/or their affiliates may hold positions in our commercial paper or other indebtedness of ours, three of the agents act as dealers under our commercial paper program, and affiliates of all of the agents are lenders under our term loans and/or credit facilities. To the extent that net proceeds from this offering, including pursuant to the settlement of any forward sale agreement, are applied to repay any of our outstanding indebtedness (including commercial paper, bank loans or other indebtedness) held by any of the agents or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness.

The forward purchasers (or their respective affiliates) will receive the net proceeds of any sale of borrowed shares of our common stock pursuant to this prospectus supplement in connection with any forward sale agreement. Because certain sales agents or their affiliates are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement, such sales agents would be deemed to have a conflict of interest within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121 to the extent such sales agents or affiliates receive at least 5% of the net proceeds of the offering. Any sales agent deemed to have a conflict of interest would be required to conduct the distribution of shares of our common stock in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA Rule 5121, such sales agent would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. Pursuant to FINRA Rule 5121, because there is a “bona fide public market” for shares of our common stock, the appointment of a qualified independent underwriter is not necessary in connection with this offering. See “Use of Proceeds” for additional information.

Other Relationships

The agents, the forward purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some or all of the agents, the forward purchasers and/or their affiliates have acted and/or are acting as lenders to and/or have from time to time performed and/or are performing certain investment banking, advisory, general financing, trustee and commercial banking and other commercial transactions and services for us and/or our affiliates for which they have received and in the future may receive customary fees and expenses. The agents, the forward purchasers and their respective affiliates may, from time to time, engage in other transactions with or perform other services for us and our affiliates in the ordinary course of their business for which they receive customary fees and expenses. In addition, affiliates of all of the agents are lenders under our term loans and/or credit facilities and three of the agents act as dealers under our commercial paper program.

In addition, in the ordinary course of their business activities, the agents, forward purchasers, and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities 14 (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the agents, forward purchasers or their respective affiliates has a lending relationship with us, certain of those agents, forward purchasers or their respective affiliates routinely hedge and certain other of those agents, forward purchasers or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these agents, forward purchasers and their respective affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares offered pursuant to the sales agreement. Any such credit default swaps or short positions could adversely affect future trading prices of the securities offered in this offering. The agents, forward purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Latham & Watkins LLP has passed upon the validity of the securities offered hereby and various other legal matters relating to the issuance and sale of such securities on behalf of Sempra. Sidley Austin LLP will act as counsel for the agents and the forward purchasers. Sidley Austin LLP from time to time represents Sempra and certain of its subsidiaries in connection with certain legal matters.

EXPERTS

The financial statements of Sempra incorporated by reference in this prospectus supplement and the accompanying prospectus and the effectiveness of Sempra’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Oncor Electric Delivery Holdings Company LLC incorporated by reference in this prospectus supplement and the accompanying prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report. Such financial statements are incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$3,000,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Barclays

BMO Capital Markets

BNP PARIBAS

BofA Securities

Citigroup

Credit Agricole CIB

Goldman Sachs & Co. LLC

J.P. Morgan

Mizuho

Morgan Stanley

MUFG

RBC Capital Markets

Scotiabank

Truist Securities

Wells Fargo Securities

May 15, 2026

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 15, 2026)

Direct Stock Purchase Plan

Sempra offers participation in its Direct Stock Purchase Plan, which we refer to as the “Plan” in this prospectus supplement. The Plan is designed to provide investors with a convenient method to purchase shares of our common stock and to reinvest all or a portion of the cash dividends paid on our common stock.

Shares of common stock purchased under the Plan will, at our option, be newly issued shares, shares purchased in the open market by an independent Plan Administrator, or a combination of newly issued shares and open market purchases.

Sempra’s common stock is listed on the New York Stock Exchange under the trading symbol “SRE”. On May 14, 2026, the last reported sale price of our common stock on the New York Stock Exchange was $92.86 per share. This prospectus supplement contains a summary of the material provisions of the Plan and should be retained for future reference.

Investing in our common stock involves risks. See the “Risk Factors” on page SB-5 of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

May 15, 2026

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the Direct Stock Purchase Plan and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to the Plan. If the description of the Plan or the offering of shares of our common stock under the Plan varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of their respective dates (or such other dates specified therein) and the information contained in documents incorporated by reference is accurate only as of the respective dates (or such other dates specified therein) of those documents, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of shares of our common stock under the Plan. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) and the offering of shares of our common stock under the Plan in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

i

PROSPECTUS SUPPLEMENT

SB-i

FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any related free writing prospectus issued by us may contain, statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

Forward-looking statements can be identified by words such as “believe,” “expect,” “intend,” “anticipate,” “contemplate,” “plan,” “estimate,” “project,” “forecast,” “envision,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “preliminary,” “pro forma,” “strategic,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “positioned,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategies, goals, vision, mission, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include:

•

California wildfires, including potential liability for damages regardless of fault and any inability to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054 and the Wildfire Fund Continuation Account established by California Senate Bill 254, rates from customers or a combination thereof;

•

decisions, disallowances or denials of cost recovery, audits, investigations, inquiries, ordered studies, regulations, legislative actions, denials or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions, including the failure to honor contracts and commitments, by the (i) Comisión Nactional de Energía, California Public Utilities Commission, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, U.S. Internal Revenue Service, Public Utility Commission of Texas and other regulatory bodies and (ii) U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries where we do business;

•

the success of business development efforts, construction projects, acquisitions, divestitures, and other significant transactions, such as the planned sale of a portion of our equity interest in Sempra Infrastructure Partners, LP, including risks related to, as applicable, (i) being able to reach a positive final investment decision, (ii) negotiating pricing and other terms in definitive contracts, (iii) completing construction projects or other transactions on schedule and budget, (iv) realizing anticipated benefits from any of these efforts if completed, (v) obtaining regulatory and other approvals and (vi) third parties honoring their contracts and commitments, including with respect to closing or post-closing payments;

•	changes to our capital expenditure plans and their potential impact on rate base or other growth;

•

changes, due to evolving economic, political and other factors and increasing geopolitical instability as a result of wars or other conflicts in various parts of the world, to (i) trade and other foreign policy, including the imposition of tariffs by the U.S. and foreign countries (and uncertainty related to the implementation and enforceability thereof), and (ii) laws and regulations, including those related to tax and the energy industry in the U.S. and Mexico;

•	litigation, arbitration, property disputes and other proceedings;

•

cybersecurity threats, including by nation-state actors, of ransomware or other attacks on our systems, the energy grid or our other infrastructure, or the systems of third parties with which we conduct business;

•

the availability, uses, sufficiency, and cost of capital resources and our ability to borrow money or otherwise raise capital on favorable terms and meet our obligations, which can be affected by, among other things, (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook, (ii) instability in the capital markets, and (iii) fluctuating interest rates and inflation;

•

the impact of efforts to increase affordability of U.S. utility customer rates on our ability to obtain cost recovery from applicable regulators, our capital expenditure and other growth plans and our ability to advance statewide policies;

•

the impact on affordability of customer rates, cost of capital and operating margin due to (i) volatility in inflation, interest rates, commodity prices, tariff rates, and foreign currency exchange rates and (ii) with respect to San Diego Gas & Electric Company’s (“SDG&E”) and Southern California Gas Company’s (“SoCalGas”) businesses, the cost of meeting the demand for lower carbon and reliable energy in California;

•

the impact of climate policies, laws, rules, regulations, trends and required disclosures, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and uncertainty related to emerging technologies;

•

weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events, such as work stoppages, that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance;

•

the availability of electric power, natural gas and natural gas storage and transportation capacity, including disruptions caused by failures in the transmission grid or pipeline and storage systems or limitations on the injection and withdrawal of natural gas from storage facilities;

•

Oncor Electric Delivery Company LLC’s (“Oncor”) ability to reduce or eliminate its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; and

•	other uncertainties, some of which are difficult to predict and beyond our control.

Investing in our common stock involves risk. You should review and consider carefully the risks, uncertainties and other factors that affect our businesses and our securities, including our common stock, as described herein and under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other headings in our most recent Annual Report on Form 10-K, and under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other headings in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks, uncertainties and other factors could cause you to suffer a loss of all or part of your investment in our common stock. Before making an investment decision, you should carefully consider these factors and risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our common stock.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our businesses as described herein, in our most recent Annual Report on Form 10-K and in other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. You may obtain copies of these reports and documents as described under “Where You Can Find More Information” in the accompanying prospectus.

This prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us in connection with the Plan may contain or incorporate by reference market, demographic and industry data and forecasts that are based on or derived from independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third-party sources. In addition, market, demographic and industry data and forecasts that may be contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under this heading “Forward-Looking Statements and Market Data,” under the heading “Risk Factors,” and under similar headings in this prospectus supplement, the accompanying prospectus, any related free writing prospectus, and documents that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Accordingly, you should not place undue reliance on any of this information.

SUMMARY INFORMATION

The following information supplements, and should be read together with, the information contained in the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents they incorporate by reference and any related free writing prospectus issued by us, before making an investment decision. In this prospectus supplement, references to “Sempra,” “we,” “us,” “our” and similar terms mean, unless otherwise specified or the context otherwise requires, Sempra together with its consolidated entities; references to “you” mean the potential purchasers of the applicable securities offered hereby; and references to currency amounts are in U.S. dollars.

Sempra

Sempra is a holding company whose principal businesses are regulated utilities in California and Texas. Our businesses invest in and operate electric and gas utilities and other energy infrastructure that provide energy services to customers. For additional information concerning us, you should refer to the information under the heading “Where You Can Find More Information” in the accompanying prospectus.

Our principal executive offices are located at 488 8th Avenue, San Diego, California 92101, and our telephone number is (619) 696-2000. Our website is http://www.sempra.com.

Except for documents that are incorporated by reference in the accompanying prospectus as described therein under “Where You Can Find More Information” and that are available on the SEC website at www.sec.gov, the information contained on, or that can be accessed through, our website or any other website referenced herein is not a part of or incorporated by reference in this prospectus supplement, the accompanying prospectus or any document incorporated or deemed to be incorporated herein or therein.

RISK FACTORS

Investment in our common stock involves risks. Before deciding whether to purchase shares of our common stock in this offering, you should carefully consider the risk factors and other cautionary language incorporated in this prospectus supplement and the accompanying prospectus by reference to our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, that are also incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as any free writing prospectus we may provide you in connection with this offering. Please also carefully read the information under the heading “Information Regarding Forward-Looking Statements” or any similar headings in this prospectus, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There may be other risks and uncertainties not known to us or that we deem immaterial that also could impair our business operations, financial results and the value of our common stock. The occurrence of any of these risks could have a material adverse effect on our results of operations, financial condition, cash flows and/or prospects and might cause you to lose all or part of your investment in our common stock. In that regard, unless otherwise specified or the context otherwise requires, references to our common stock appearing under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q include the common stock offered hereby.

USE OF PROCEEDS

Shares of our common stock purchased through the Plan will, at our option, be newly issued shares, shares purchased in the open market by the Plan Administrator or a combination of newly issued shares and open market purchases. We are unable to estimate the number of newly issued shares that will be purchased from us through the Plan. If shares purchased through the Plan are purchased from us, the net proceeds will be used by us for general corporate purposes.

SEMPRA DIRECT STOCK PURCHASE PLAN

Under this heading “Sempra Direct Stock Purchase Plan,” references to “Sempra,” “we,” “us,” “our” and similar terms mean, unless otherwise specified or the context otherwise requires, Sempra excluding its consolidated entities.

Purpose

The purpose of the Direct Stock Purchase Plan is to promote long-term share ownership by existing and new investors in Sempra by providing a convenient method to purchase shares of our common stock and to reinvest all or a portion of the cash dividends paid on our common stock.

Features of the Plan

•

Persons not presently owning shares of our common stock may become participants in the Plan by making an initial cash investment of $500 or more or by authorizing a minimum of 10 automatic monthly withdrawals of at least $50 each for the purchase of common stock.

•

Persons who are currently Sempra shareholders may enroll in the Plan by participating in the Plan’s reinvestment service, by making an initial investment through the Plan, or by using the other service features of the Plan, such as certificate safekeeping.

•

Participants may make additional investments in our common stock through optional cash investments of at least $25 for any single investment up to a maximum of $150,000 per calendar year (including the initial investment). Optional investments may be made by check or automatic deduction from a predesignated U.S. bank account. Optional cash investments may be made occasionally or at regular intervals at the participant’s option.

•

Funds invested in the Plan are fully invested in our common stock through the purchase of whole shares and fractions of shares, and proportionate cash dividends on fractions of shares are used to purchase additional fractional shares. Brokerage commissions incurred in the purchase of shares will be paid by Sempra. Purchases will be made at least once a week, typically on Tuesday, but may be made more frequently and/or on a different day.

•

The Plan offers a “safekeeping” service permitting Plan participants to deposit, free of any service charges, certificates for our common stock with the Plan Administrator and have their ownership of the deposited shares maintained on the Plan Administrator’s records as part of their account.

•

Participants may make transfers or gifts of our common stock at no charge. When a participant transfers or gives shares to another person, a Plan account will be opened for the recipient if the recipient has elected to enroll in the Plan. Participants can also request that a gift certificate be mailed to them for presentation to the recipient.

•

Participants may sell all or any portion of their shares of our common stock through the Plan. Sales will usually be made on a daily basis on those days when the New York Stock Exchange is open. A transaction fee and sale commission will be deducted from the proceeds of the sale.

•	A transaction confirmation will be provided whenever the participant purchases (excluding purchases through dividend reinvestment) or deposits shares of our common stock through the Plan.

•

Participants that participate in dividend reinvestment will receive from the Plan Administrator an annual dividend reinvestment account statement showing the participant’s account balance at year-end and all transactions completed during the year. Quarterly dividend reinvestment account statements covering the most recent 18 months will be made available to participants only by online access through the Plan Administrator’s website, www.computershare.com/investor. Participants who wish to receive hard copies of such account statements or account statements covering prior periods can request them by contacting the Plan Administrator.

•

Participants that do not participate in dividend reinvestment will not receive an annual account statement or notice from the Plan Administrator. Participants may, however, access account information online through the Plan Administrator’s website, www.computershare.com/investor.

Plan Administration

Computershare Trust Company, N.A., which we refer to as “Computershare” or the “Plan Administrator” in this prospectus supplement, administers the Plan, purchases and holds shares under the Plan, keeps records, sends account statements to participants and performs other duties related to the Plan. It also serves as our transfer agent, registrar and dividend disbursing agent.

For additional information about the Plan, please contact the Plan Administrator:

By Telephone:

Participants in the United States and Canada can call Computershare toll-free at (877) 7SEMPRA. An automated voice response system is available 24 hours a day, every day of the year. Customer service representatives are available 8:00 a.m. to 8:00 p.m., Eastern time, Monday through Friday.

Participants outside of the United States and Canada can call (781) 575-4092. A telecommunication device for the hearing impaired is available at (800) 952-9245.

By Internet:

Participants can contact Computershare through its website at www.computershare.com/investor.

In Writing:

Participants can contact the Plan Administrator by writing to:

Sempra

c/o Computershare Trust Company, N.A.

P.O. Box 43078

Providence, RI 02940-3078

Optional cash investments (checks for not less than $25 payable to “Sempra-Computershare” in U.S. dollars) should be mailed to:

Sempra

c/o Computershare

P.O. Box 6006

Carol Stream, IL 60197-6006

Cash, traveler’s checks, money orders or third-party checks are not accepted.

Plan participants should include their account numbers on all correspondence, together with telephone numbers where they can be reached during business hours.

Eligibility

Any individual or entity, whether or not a record holder of our common stock, is eligible to participate in the Plan, provided that (i) such person fulfills the requirements for participation described below under “Enrollment Procedures” and (ii) in the case of citizens or residents of a country other than the United States or its territories and possessions, participation would not violate local laws applicable to Sempra, the Plan or the participant.

Enrollment Procedures

Registered Shareholders

Any registered shareholder of our common stock is eligible to participate in the Plan. A registered shareholder may enroll in the Plan through the Internet by going to the Plan Administrator’s website at www.computershare.com/investor and following the instructions provided there, or by completing an enrollment form and returning it to the Plan Administrator to reinvest dividends and/or make optional cash investments. Requests for such forms can be made through the Plan Administrator’s website, by telephone or in writing.

Non-Shareholders

To enroll, investors must make an initial investment of at least $500 or authorize a minimum of 10 automatic monthly withdrawals of at least $50 each for the purchase of common stock and return a completed Initial Enrollment Form to the Plan Administrator. Requests for such forms can be made through the Plan Administrator’s website, by telephone or in writing.

Street Name Shareholders

If a shareholder owns shares of our common stock through banks, brokers or other nominees (that is, in “street name”), the shareholder may participate in the Plan only if the shareholder’s bank, broker or other nominee has established procedures that permit its customers to participate in plans such as the Plan. A shareholder participating in the Plan through a bank, broker or other nominee will not have an account administered by the Plan Administrator and instead must manage the shareholder’s participation through the record holder. Alternatively, shareholders who hold shares of our common stock through banks, brokers or other nominees may also participate in the Plan by transferring some or all of their shares from such accounts to an account held with the Plan Administrator registered in the applicable shareholder’s name.

Investment Date

The investment date for purchases of shares of our common stock for accounts under the Plan, which we refer to as the “Investment Date” in this prospectus supplement, will commence on either the cash dividend payment date or, for optional cash investments, at least once a week, typically on Tuesday, but possibly more frequently and/or on a different day. Optional cash investments must be received by the Plan Administrator at least three business days prior to an Investment Date so the Plan Administrator can confirm it has received good funds. Funds received less than three business days prior to an Investment Date will be held for investment on the next Investment Date.

Methods of Investment

Once enrolled in the Plan, additional share purchases of our common stock may be made by using the Plan’s optional cash investment feature. Optional cash payments must be in an amount of not less than $25 per investment and not more than $150,000 per calendar year, inclusive of the initial investment. No interest will be paid on amounts held by the Plan Administrator pending investment.

Check Investment

Optional cash investments may be made by enclosing a check for not less than $25 (payable to “Sempra-Computershare” in U.S. dollars) with a completed optional investment coupon, which is attached to each account statement or transaction confirmation, or via detailed written instructions and mailing to:

Sempra

c/o Computershare

P.O. Box 6006

Carol Stream, IL 60197-6006

Cash, traveler’s checks, money orders or third-party checks are not accepted.

Plan participants should include their account numbers on all correspondence, together with telephone numbers where they can be reached during business hours.

One-Time Online Bank Debit

Participants may make optional cash investments at any time by going to the Plan Administrator’s website, www.computershare.com/investor and authorizing a one-time online bank debit from a predesignated U.S. bank account or financial institution. One-time online optional cash investment funds will be held for at least three business days before they are invested on the next available Investment Date. Participants should refer to the online confirmation for the account debit date and Investment Date.

Uncollected Funds Fee

There is a $35 fee for all returned checks and direct debits. If your check or direct debit is returned as uncollected funds, Computershare will debit your optional cash payment if not yet invested. If your optional cash payment has already been invested, Computershare will sell the shares that have been purchased. However, if the sale of the shares purchased is not sufficient to satisfy the returned check or the direct debit, Computershare reserves the right to sell additional shares from your account. In addition, additional shares will be sold from your account to satisfy the returned check or direct debit fee.

Recurring Automatic Investments

Participants may make recurring automatic monthly investments of $25 or more through a predesignated U.S. bank account or financial institution. To initiate recurring automatic investments, the participant may enroll through the Plan Administrator’s website at www.computershare.com/investor or complete and sign a Direct Debit Authorization Form and return it to the Plan Administrator together with a voided blank check for the account from which funds are to be drawn. Forms will be processed and will become effective as soon as practicable. Once the recurring automatic investment election is initiated, funds will be drawn from the participant’s designated bank account on the 25th day of each month, or the next business day if the 25th day is not a business day, and will be held for at least three business days before they are invested on the next available Investment Date. A fee of $0.50 per transaction will be charged to the participant.

Participants may change or terminate automatic investments by notifying the Plan Administrator in the same manner as described above for enrollment in recurring automatic investments (although without providing any voided blank check). Such notification must be received at least six business days prior to the next automatic Investment Date to be effective by that date.

Dividend Reinvestment

Participants in the Plan may elect one of the following options:

•	have cash dividends on all of their shares of common stock automatically reinvested in additional shares of our common stock;

•	have cash dividends on less than all of their whole shares paid in cash and have any remaining amount of dividends reinvested in additional shares of our common stock; or

•	have all dividends paid in cash.

If no election is made, the account will automatically pay all dividends in cash.

Participants may change their investment options at any time by completing a new form and returning it to the Plan Administrator or by giving detailed written, telephonic or Internet instructions. The Plan Administrator must receive the request on or before the record date for any given dividend payment date in order for the requested change to be effective for that dividend. If the request is received after the record date, the change may not be effective until the next dividend payment date.

Cash distributions that you reinvest will be treated for U.S. federal income tax purposes as received by you on the date we pay such distributions and may create a liability for the payment of income tax without providing you with immediate cash to pay this tax when it becomes due. In addition, for reinvested dividends and optional cash investments, you will be treated as having received a constructive distribution, which may give rise to additional tax liability to the extent we pay brokerage commissions on your behalf. See “Material U.S. Federal Income Tax Consequences.”

Minimum Share Ownership

A participant must continue to own at least one share of our common stock or the participant’s account will be closed. Any fractional shares will be liquidated at our expense and the proceeds mailed to the participant at the address on file. At our discretion, we may waive this requirement.

Direct Deposit of Dividends

Through the Plan’s direct deposit feature, a participant may elect to have any cash dividends not being reinvested under the Plan paid by electronic funds transfer to the participant’s predesignated U.S. bank account. To receive these dividends by direct deposit, please contact the Plan Administrator through its website, www.computershare.com/investor, or at (877) 7SEMPRA, for an Authorization for Electronic Funds Transfer — Credit form, which must be completed, signed and returned to the Plan Administrator.

Forms will be processed and will become effective as promptly as reasonably practicable after receipt by the Plan Administrator. Participants may change the designated account for direct deposit or discontinue this feature in the same manner as described above for enrollment in direct deposit of dividends.

Purchase of Common Stock

Purchases of shares of our common stock under the Plan will be made at least once a week, typically on Tuesday, but may be made more frequently and/or on a different day. If any designated Investment Date is a day when the New York Stock Exchange is not open, the Investment Date will be the next business day.

Optional cash investments must be received by the Plan Administrator at least three business days prior to an Investment Date so the Plan Administrator can confirm it has received good funds. Funds received less than three business days prior to an Investment Date will be held for investment on the next Investment Date.

Purchases in the open market will be made as soon as practicable after each Investment Date, consistent with applicable law and an orderly market for our common stock.

If shares are purchased in the open market, the Plan Administrator may combine a participant’s funds with funds of other participants and generally will batch purchase types (reinvestment of dividends, initial cash investments and optional cash investments) for separate execution by its broker or dealer. At the Plan Administrator’s discretion, these batches may be combined and executed by its broker or dealer. The Plan Administrator may also direct its broker or dealer to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in shares of our common stock, the Plan Administrator’s broker or dealer may execute purchases for any batch or batches in multiple transactions and over more than one day. In any event, if shares are purchased in the open market, the price per share of our common stock purchased for each participant’s account will be the weighted average price (excluding brokerage commissions) of the specific batch of shares of our common stock (which may include a single purchase type or different purchase types) or, if shares are not batched, of all shares of our common stock, purchased by the Plan Administrator or its broker or dealer on the relevant Investment Date.

If shares are purchased directly from us, the price will be the average of the high and low sales price of shares of our common stock reported on the NYSE-Composite Transactions on the Investment Date.

Neither the participant nor Sempra has any authority or power to direct the time or price at which shares of common stock may be purchased in the open market or the selection of the security broker or dealer through or from whom common stock purchases will be made.

All fractional shares are rounded to six decimal places and are credited to the participant’s account in the same manner as whole shares.

Participants will be required to pay certain fees in connection with the purchase and sale of shares of common stock under the Plan. See “Shareholder Fees” on page SB-12. Broker commissions incurred in the purchase of shares will be paid by Sempra.

Sale of Shares

Participants may sell any number of shares of common stock held in the participant’s account by accessing their account through the Plan Administrator’s website, www.computershare.com/investor, by calling (877) 7SEMPRA and selecting the appropriate automated option or by sending a written request to the Plan Administrator. Certificated shares can be deposited in a participant’s Plan account and subsequently sold through the Plan. A request to sell all shares held in a participant’s account will be treated as a termination of that account. The Plan Administrator may, under certain circumstances, require a sales request to be submitted in writing. Please contact the Plan Administrator to determine if there are any limitations applicable to your particular sale request. The Plan Administrator will process the participant’s sale order as promptly as reasonably practicable after receiving the sale request. The proceeds of the sale, less applicable fees and commissions, will be sent to the participant.

Sales will be made for the participant’s account on the open market through a security broker designated by the Plan Administrator. The Plan Administrator may combine each selling participant’s shares with those of other selling participants. The price to each selling participant will be the weighted average sale price obtained by the broker, net of fees for each aggregate order executed by the broker. The participant will receive the proceeds, less any applicable fees and commissions.

Participants will be required to pay certain fees in connection with the sale of shares of our common stock under the Plan. See “Shareholder Fees” on page SB-12.

Certificates for Shares

Shares of our common stock purchased and held under the Plan will be credited to the participant’s account in book-entry form. The number of shares (including fractional interests) held for each participant will be shown on each account statement. Participants may obtain a certificate for some or all of the whole shares held in their Plan accounts upon written, telephonic or Internet request to the Plan Administrator.

Certificates will be issued in the name or names in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than that on the participant’s Plan account, the signature(s) on the instructions or stock power must be Medallion Guaranteed by an eligible financial or securities institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing the certificates is in fact the registered owner as it appears on the stock certificate or stock power. No certificates will be issued for fractional shares.

Withdrawal from the Plan

Participants may withdraw from the Plan by accessing their account through the Plan Administrator’s website, www.computershare.com/investor, by calling (877) 7SEMPRA, by giving written notice to the Plan Administrator or by completing and returning the appropriate section of the account statement to the Plan Administrator. Upon withdrawal, the participant must elect to either (i) receive a certificate for the number of whole shares held in the participant’s Plan account and a check for the value of any fractional shares, less any applicable fees and commissions; or (ii) sell all or part of the whole shares in the participant’s Plan account as described under “Sale of Shares,” and receive a certificate for any remaining whole shares and a check for the value of any fractional shares, less any applicable fees and commissions.

If a notice to withdraw is received by the Plan Administrator on or after the record date for a dividend payment, the Plan Administrator, in its sole discretion, may either pay the dividend in cash or reinvest the dividend in shares on behalf of the withdrawing participant. If the dividend is reinvested, the Plan Administrator may sell the shares purchased and remit the proceeds to the participant.

Share Safekeeping

Participants may use the Plan’s “share safekeeping” service to deposit any certificates for shares of our common stock in their possession with the Plan Administrator. Shares deposited will be transferred into the name of the Plan Administrator or its nominee and credited to the participant’s account under the Plan.

Certificates to be deposited should not be endorsed. They should be sent to the Providence, Rhode Island address listed on page SB-7 via registered mail, return receipt requested and insured for possible mail loss for 3% of the current market value (plus $25). The insurance proceeds would be available to cover the premium for the bond required in order to replace the lost certificates.

By using the share safekeeping service, investors no longer bear the risk associated with loss, theft or destruction of stock certificates. Shares held in safekeeping can be sold and withdrawn from time to time, as described in “Sale of Shares” on page SB-10 and “Withdrawal from the Plan” on page SB-11, and may also be gifted or transferred as described in “Gift or Transfer of Shares” below.

Gift or Transfer of Shares

If participants wish to change the ownership of all or part of their shares of our common stock held under the Plan through a gift, private sale or otherwise, the participant may visit at www.computershare.com/investor. The website will guide participants through the transfer process, assist with completing transfer forms, and identify other necessary documentation you may need to provide. Transfers may only be made in compliance with applicable law and will be effected as follows:

•

if the person to whom the shares are transferred is (i) an existing Plan participant or (ii) not an existing Plan participant but has elected to enroll in the Plan in connection with the transfer, the transferred shares, including any fractional shares, will be credited to the recipient’s Plan account

•

if the person to whom the shares are transferred is not a Plan participant and has not elected to enroll in the Plan, the Plan Administrator will automatically open an account for the recipient outside of the Plan and credit whole shares in book-entry form to such account and mail a check to the recipient in lieu of any fractional shares

•

no fraction of a share credited to a participant’s Plan account may be transferred unless the recipient is an existing Plan participant or has elected to enroll in the Plan; in the event of any other attempt to transfer fractional shares, the Plan Administrator will mail a check to the recipient in lieu of such fractional shares

•

in the event of a request to transfer shares in a Plan account between a dividend record date and dividend payment date, the Plan Administrator will process the transfer request as instructed and pay the dividends to the holder of the shares as of the dividend record date

If required, signatures must be Medallion Guaranteed by an eligible financial or securities institution participating in the Medallion Guarantee program. If you prefer, you can call (877) 7SEMPRA to request a transfer package.

Participants may make gifts of Sempra common stock by:

•	making an initial investment of at least $500 and up to a maximum of $150,000 to establish an account in the recipient’s name;

•	submitting an optional cash investment in an amount not less than $25 nor more than $150,000 on behalf of an existing Plan participant; or

•	by transferring shares from the participant’s account to another person. Shares may be transferred to new or existing shareholders.

A gift certificate, if requested, will be sent to the account holder, free of charge, for presentation to the recipient. Such requests may be submitted by calling Sempra’s Shareholder Services at (877) SEMPRA7.

The new participants, at their option, may elect one of the following options:

•	have cash dividends on all of their shares of our common stock automatically reinvested in additional shares of our common stock;

•	have cash dividends on less than all of their whole shares paid in cash and have any remaining amounts of dividends reinvested in additional shares of our common stock; or

•	have all dividends paid in cash.

If no election is made, the account will automatically pay all dividends in cash.

Shareholder Fees

Optional Cash Investment:
• via check or one-time online bank debit	Sempra pays the purchase transaction fee
• via automatic monthly deductions	$0.50 per transaction
Reinvestment of Dividends	Sempra pays the purchase transaction fee
Sales Fee	$15 per transaction plus commission of $0.12 per share
Certificate Withdrawal	No charge
Replace Account Statements	No charge
Replace Lost Form 1099	No charge
Copy of Paid Dividend Check	No charge
Return Check for NSF	$35
Copy of Cancelled Certificate	No charge
Lost Certificate Replacement	$25 plus 3% of the fair market value of the lost certificate, with a minimum fee of $50

All per-share fees listed above include any brokerage commissions the Plan Administrator is required to pay. Any fractional share to be sold will be rounded up to the nearest whole share for the purposes of calculating commissions. Fees will be deducted from the proceeds derived from the sale.

Reports to Participants

Whenever a participant purchases (excluding purchases through dividend reinvestment) or deposits shares of our common stock through the Plan, the participant will receive from the Plan Administrator a transaction confirmation with the details of the transaction.

Following the end of each calendar year, participants that participate in dividend reinvestment will receive from the Plan Administrator an annual dividend reinvestment account statement showing the participant’s account balance at year-end, including all certificated shares and book-entry shares in the participant’s account. The annual dividend reinvestment account statement will also show all transaction activity for the year, including any purchases, sales, certificate deposits or withdrawals and dividend reinvestments. Quarterly dividend reinvestment account statements covering the most recent 18 months will be made available to participants only by online access through the Plan Administrator’s website, www.computershare.com/investor. Participants who wish to receive hard copies of such account statements or account statements covering prior periods can request them by contacting the Plan Administrator.

Participants that do not participate in dividend reinvestment will not receive an annual account statement or notice from the Plan Administrator. Participants may, however, access account information online through the Plan Administrator’s website, www.computershare.com/investor.

Participants can enroll to obtain online access to information regarding their Plan accounts through the Plan Administrator’s website, www.computershare.com/investor. Once enrolled, participants can access their quarterly and annual dividend reinvestment account statements, tax documents and other account information online.

Participants will receive copies of all communications that we send to holders of our common stock. This includes annual reports to shareholders and proxy materials. We may deliver these communications electronically or through an electronic notice explaining where they may be accessed on the Internet. A participant may elect to receive non-electronic communications by calling (877) 7SEMPRA.

All notices, account statements and reports from the Plan Administrator to a participant will be addressed to the participant’s latest address on record with the Plan Administrator. Participants should promptly notify the Plan Administrator of any change of address.

Material U.S. Federal Income Tax Consequences

The following discussion is a summary of the material U.S. federal income tax consequences to participants of participation in the Plan, but it does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the “Code” in this discussion, Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as the “IRS” in this discussion, in each case in effect as of the date of this prospectus supplement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. participant in the Plan. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of participation in the Plan.

This discussion is limited to participants that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. participant’s particular circumstances, including the impact of the alternative minimum tax or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. participants subject to special rules, including, without limitation:

•	U.S. participants whose functional currency is not the U.S. dollar;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	persons who hold or receive common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes participates in the Plan, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships participating in the Plan and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT LEGAL OR TAX ADVICE. PARTICIPANTS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “U.S. participant” is any participant in the Plan that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

A “Non-U.S. participant” is a participant in the Plan that is neither a U.S. participant nor an entity treated as a partnership for U.S. federal income tax purposes.

U.S. Participants

Tax Consequences of Dividend Reinvestment

In the case of common stock purchased by the Plan Administrator from us, U.S. participants in the Plan generally will be treated, for U.S. federal income tax purposes, as having received a distribution equal to the fair market value, as of the Investment Date, of the common stock purchased with their reinvested distributions. In the event the Plan Administrator purchases common stock in open market transactions, however, the amount of the distribution received by a U.S. participant generally would likely be equal to the purchase price of such common stock plus a pro rata share of any brokerage commissions paid by us in connection with the Plan Administrator’s purchase of the common stock on behalf of the U.S. participant. The Plan currently provides that we will pay brokerage commissions for the purchase of common stock in the open market.

As in the case of non-reinvested cash distributions, the distributions described above will constitute dividends to the extent of our current and accumulated earnings and profits allocable to the distributions. Any distributions in excess of our current and accumulated earnings and profits will constitute a return of capital which reduces the U.S. participant’s tax basis in the common stock and will be taxed as capital gain to the extent that such distributions exceed the U.S. participant’s tax basis in such common stock.

A U.S. participant’s tax basis in the common stock acquired under the Plan will generally equal the total amount of distributions the U.S. participant is treated as receiving, as described above. A U.S. participant’s holding period in the common stock generally begins on the day following the date on which the shares of common stock are credited to the U.S. participant’s Plan account.

Tax Consequences of Optional Cash Investments

The U.S. federal income tax consequences of making optional cash purchases of shares through the Plan are not entirely clear. The IRS may take the position that the excess, if any, of the fair market value of the common shares acquired on the purchase date over the amount of the cash payment is treated as a distribution to a U.S. participant, particularly if such participant also participates in the dividend reinvestment portion of the Plan. You should consult your tax advisor to determine how to treat any such discount for U.S. federal income tax purposes. As discussed above, if the Plan Administrator acquires common stock in an open market transaction, we intend to take the position that a U.S. participant will be treated as receiving a distribution equal to a pro rata share of any brokerage commissions paid by us on behalf of the U.S. participant. However, the U.S. federal income tax treatment of brokerage commissions paid with respect to a U.S. participant who participates solely in the optional cash investment feature of the Plan is not entirely clear. U.S. participants who participate solely in the optional cash investment feature of the Plan should consult their tax advisors regarding the U.S. federal income tax consequences of Sempra’s payment of brokerage commissions on their behalf. The Plan currently provides that we will pay brokerage commissions for the purchase of common stock in the open market.

Any distributions which the U.S. participant is treated as receiving would be taxable dividend income, capital gain or reduce the tax basis in the U.S. participant’s common stock, or some combination of these treatments, under the rules described above under “Tax Consequences of Dividend Reinvestment.”

The tax basis of the common stock acquired by optional cash payments or as an initial investment will generally equal the total amount of distribution a U.S. participant is treated as receiving, as described above, plus the amount of the cash payment. A U.S. participant’s holding period for common stock purchased under the Plan generally will begin on the day following the date on which shares of common stock are credited to the U.S. participant’s Plan account.

Tax Basis Reporting

The Plan assumes that each U.S. participant will use the first-in, first-out method when determining the tax basis of any shares sold. U.S. participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference to the Plan Administrator. U.S. participants should consult their tax advisors regarding the tax basis reporting of the shares acquired pursuant to the Plan.

Sale or Other Taxable Disposition

A U.S. participant may realize gain or loss when shares of common stock are sold, retired, redeemed or exchanged, whether the sale or exchange is made at the U.S. participant’s request upon withdrawal from the Plan or takes place after withdrawal from or termination of the Plan and, in the case of a fractional share, when the U.S. participant receives a cash payment for a fraction of a share credited to the U.S. participant’s account. The amount of the gain or loss will be the difference between the amount that the U.S. participant receives for the common stock or fraction of a share in cash or other property valued at fair market value and the tax basis for the common stock or fraction of a share. Any gain or loss recognized on a sale or exchange of common stock will be capital gain or loss, and will be long-term capital gain or loss if at the time of the sale, exchange, redemption, retirement or other taxable disposition the U.S. participant has held the stock for more than one year. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. participants, including individuals, will generally be subject to taxation at a reduced tax rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. participant may be subject to information reporting and backup withholding when such U.S. participant receives dividends (including those reinvested under the Plan) or proceeds of sales of common stock held in a Plan account. Certain U.S. participants are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. participant will be subject to backup withholding if the U.S. participant is not otherwise exempt and the U.S. participant: (i) fails to furnish the U.S. participant’s taxpayer identification number, which for an individual is ordinarily his or her social security number; (ii) furnishes an incorrect taxpayer identification number; (iii) the applicable withholding agent is notified by the IRS that the U.S. participant previously failed to properly report payments of interest or dividends; or (iv) fails to certify under penalties of perjury that the U.S. participant has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the U.S. participant is subject to backup withholding.

Backup withholding will be applied to dividends before those dividends are reinvested under the Plan. Therefore, dividends to be reinvested under the Plan by U.S. participants subject to backup withholding will be reduced by the amount withheld. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. participant’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. participants should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Participants

Distributions

Participation in the Plan may cause a Non-U.S. participant to receive a taxable distribution, as described above under the heading “-U.S. Participants.” Such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. participant’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “-Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. participant will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. participant furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. participant that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. participants should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. participant are effectively connected with the Non-U.S. participant’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. participant maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. participant will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. participant must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. participant’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. participant that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. participants should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

In addition, if we are considered a U.S. real property holding corporation (“USRPHC”) (as described below) and a distribution on our common stock may exceed our current and accumulated earnings and profits, we will satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules described above (and withhold at a minimum rate of 15% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to a reasonable estimate of our current and accumulated earnings and profits as a dividend, with the excess portion of the distribution possibly being subject to withholding at a rate of 15% or such lower rate as may be specified by an applicable income tax treaty.

Sale or Other Taxable Disposition

A Non-U.S. participant will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. participant’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. participant maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. participant is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a USRPHC for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. participant that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. participant described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by U.S. source capital losses of the Non-U.S. participant (even though the individual is not considered a resident of the United States), provided the Non-U.S. participant has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, as a result of historical acquisitions, our asset composition has changed significantly and we have not determined whether we may have become a USRPHC. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its non-U.S. real property interests and its other assets used or held for use in a trade or business. Furthermore, because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we will not become a USRPHC in the future. If we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. participant of our common stock generally will not be subject to U.S. federal income tax if our common stock is “regularly traded” on an “established securities market” (each as defined by applicable Treasury Regulations), and the fair market value of such Non-U.S. participant’s common stock does not exceed 5 percent of the total fair market value of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. participant’s holding period. If the exemption described in the prior sentence (or any other exemption) were not available and the USRPHC rules applied, a Non-U.S. participant would be required to file a U.S. federal income tax return and generally would be subject to U.S. federal income tax as described in the preceding paragraph with respect to its gain on a disposition of our common stock. In addition, if our common stock were not considered to be regularly traded on an established securities market, a transferee of our common stock could be required to withhold 15% of the proceeds paid to a Non-U.S. participant for the common stock and remit such amount to the IRS. While our common stock is currently regularly traded on an established securities market, there can be no assurance that it will continue to be so traded in the future. Non-U.S. participants should consult their advisors about the U.S. federal income tax consequences that could result if we are, or become, a USRPHC.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. participant, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. participant resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. participant’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

Miscellaneous

Stock Dividend or Stock Split

Any shares of our common stock distributed as a result of a stock dividend or stock split on shares held by the Plan Administrator for a participant will be credited to the participant’s Plan account. Transaction processing may either be curtailed or suspended until the completion of any stock dividend, stock split or corporate action.

Rights Offering

A participant’s entitlement in a rights offering will be based upon the participant’s number of whole shares only.

Voting of Proxies

A participant will receive a proxy card, either by hard copy or electronic link, representing both the shares held by the participant in certificate form and the whole shares held by the Plan Administrator in the participant’s account under the Plan. Proxies can be voted by mail, by the Internet or by telephone using the address, website or telephone number set forth on the proxy card for the applicable meeting. The proxy will be voted as indicated by the participant on the signed proxy or by Internet or telephone. If the proxy card is not returned or if it is returned unsigned by the registered owner(s) and the participant did not vote by Internet or telephone, none of the participant’s shares will be voted unless the participant votes such shares in person at the applicable meeting.

Shareholders who own shares of our common stock through a bank, broker or other nominee will receive voting instructions from such institution.

Limitation of Liability

Neither Sempra nor the Plan Administrator, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death, the prices at which shares are purchased or sold for the participant’s account or the times when such purchases or sales are made or fluctuations in the market value of our common stock. This limitation of liability does not constitute a waiver of any rights a participant might have under applicable federal securities laws.

Investing in our common stock involves risks. You should review and consider carefully the risks, uncertainties and other factors that affect our business and our securities as described herein and in the “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” sections and other sections in our most recent Annual Report on Form 10-K and in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our common stock. These risks, uncertainties and other factors could cause you to suffer a loss of all or part of your investment in our common stock.

Participants bear the risk of loss and enjoy the benefits of any gain from market price changes with respect to shares purchased under the Plan. In addition, the value and marketability of shares of our common stock may be adversely affected by market conditions. The ability of Participants to liquidate or otherwise dispose of shares in the Plan is subject to the terms of the Plan and the withdrawal procedures thereunder. You may not be able to withdraw or sell your shares in the Plan in time to react to market conditions. Plan accounts are not insured or protected by the Securities Investor Protection Corporation or any other entity and are not guaranteed by the Federal Deposit Insurance Corporation or any government agency.

Dividends currently are paid quarterly to shareholders. The payment of future dividends is within the discretion of the Sempra board of directors and may be discontinued.

Change or Termination of Plan

Sempra reserves the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan, the number of whole shares in each participant’s account will be moved to a book-entry position within the account. Any fractional shares at the time of termination will be liquidated at the then-prevailing price, and the participant will receive a check for the proceeds.

REGISTRAR AND TRANSFER AGENT

The registrar and transfer agent for our common stock is Computershare Trust Company, N.A.

LEGAL MATTERS

Latham & Watkins LLP has passed on the validity of the common stock offered under the Plan.

EXPERTS

The financial statements of Sempra incorporated by reference in this prospectus supplement and the accompanying prospectus and the effectiveness of Sempra’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Oncor Electric Delivery Holdings Company LLC incorporated by reference in this prospectus supplement and the accompanying prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report. Such financial statements are incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Direct Stock Purchase Plan

PROSPECTUS SUPPLEMENT

May 15, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (other than underwriting discounts and commissions), all of which are to be paid by the registrant, that may be incurred in connection with the securities being registered hereby.

U.S. Securities and Exchange Commission registration fee	$(1)
Trustee and transfer agent fees and expenses	$(2)
Printing fees and expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Blue Sky fees and expenses	$(2)
Rating Agency fees	$(2)
Warrant Agent fees and expenses	$(2)
Miscellaneous	$(2)

Total	$(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors and officers under certain circumstances. The Sempra Bylaws (as amended) provide for mandatory indemnification of directors and officers, subject to the limitations set forth therein. In addition, the Sempra Restated Articles of Incorporation eliminate the liability of directors for monetary damages to the fullest extent permissible under California law and provide Sempra with the power, by bylaw, agreement or otherwise, to provide indemnification of directors and officers of Sempra to the fullest extent permissible under California law and, subject to certain limitations, in excess of the indemnification expressly permitted under Section 317 of the Corporations Code. In addition, Sempra has indemnification agreements with its directors and certain of its officers that provide for indemnification for monetary damages to the fullest extent permissible under California law. Sempra maintains liability insurance and is also insured against loss for which it may be required or permitted by law to indemnify its directors and officers for their related acts.

The directors and officers of Sempra are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Sempra.

Any underwriting agreement or distribution agreement that Sempra enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify Sempra, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

Exhibit Index

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

1.2	ATM Equity Offering Sales Agreement, dated November 6, 2024, among Sempra and Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., and Wells Fargo Securities, LLC, as sales agents and forward sellers, and Barclays Bank PLC, Bank of America, N.A., Citibank, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of Nova Scotia and Wells Fargo Bank, National Association, as forward purchasers (incorporated by reference from the Form 10-Q for the quarter ended September 30, 2024 (Exhibit 10.1)).

1.3	Amendment No.1 to ATM Equity Offering Sales Agreement, dated May 6, 2026, among Sempra and Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc., and Wells Fargo Securities, LLC, as sales agents and forward sellers, and Barclays Bank PLC, Bank of Montreal, BNP Paribas, Bank of America, N.A., Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers (incorporated by reference from the Form 10-Q for the quarter ended March 31, 2026 (Exhibit 10.1)).

3.1	Restated Articles of Incorporation of Sempra effective February 23, 2026 (incorporated by reference from the Form 10-K for the year ended December 31, 2025 (Exhibit 3.1)).

3.2	Bylaws of Sempra (as amended through May 12, 2023) (incorporated by reference from the Form 8-K filed May 16, 2023 (Exhibit 3.2)).

4.1	Indenture dated as of February 23, 2000, between Sempra and U.S. Bank Trust Company, National Association, as Trustee. (incorporated by reference from Registration Statement No. 333-153425 (Exhibit 4.1)).

4.2	Subordinated Indenture, dated as of June 26, 2019, between Sempra and U.S. Bank Trust Company, National Association, as Trustee (incorporated by reference from the Form 8-K filed June 26, 2019 (Exhibit 4.2)).

4.3	Form of Senior Note (included in Exhibit 4.1).

4.4	Form of Subordinated Note (included in Exhibit 4.2).

4.5*	Form of Certificate of Determination of Preferences for a series of preferred stock and stock certificate.

4.6*	Form of Purchase Contract Agreement.

4.7*	Form of Unit Agreement.

4.8*	Form of Deposit Agreement for depositary shares (including the form of depositary receipt).

4.9*	Form of Warrant Agent Agreement (including the form of warrant).

Exhibit Number	Description

5.1†	Opinion of Latham & Watkins LLP.

5.2†	Opinion of Latham & Watkins LLP.

5.3†	Opinion of Latham & Watkins LLP.

23.1†	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Sempra.

23.2†	Consent of Deloitte & Touche LLP, independent auditors of Oncor Electric Delivery Holdings Company LLC.

23.3†	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.4†	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

23.5†	Consent of Latham & Watkins LLP (included in Exhibit 5.3).

24.1†	Powers of Attorney (incorporated by reference to the signature page hereto).

25.1†	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as Trustee under the Indentures for Senior and Subordinated Debt Securities.

107†	Filing Fee Table.

*	To be filed by amendment or as an exhibit to a document incorporated by reference in connection with the offering of the securities.
†	Filed herewith.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission, or the “Commission,” pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 15, 2026.

SEMPRA (Registrant)

By	/s/ Dyan Z. Wold
Dyan Z. Wold Vice President, Chief Accounting Officer and Controller

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints each individual who, at the time of acting under this power of attorney, is the Chief Executive Officer, the President, the Chief Operating Officer, a Corporate Group President, the Principal Financial Officer (however designated), the Principal Accounting Officer (however designated), an Executive Vice President, a Senior Vice President, the Treasurer, an Assistant Treasurer, the Controller or an Assistant Controller of Sempra, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of California and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Walker Martin J. Walker Martin	Chairman, Chief Executive Officer and President (Principal Executive Officer)	May 15, 2026

/s/ Karen L. Sedgwick Karen L. Sedgwick	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 15, 2026

/s/ Dyan Z. Wold Dyan Z. Wold	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	May 15, 2026

/s/ Andrés Conesa Andrés Conesa	Director	May 15, 2026

Signature	Title	Date

/s/ Pablo A. Ferrero Pablo A. Ferrero	Director	May 15, 2026

/s/ Jennifer M. Kirk	Director	May 15, 2026
Jennifer M. Kirk

/s/ Richard J. Mark Richard J. Mark	Director	May 15, 2026

/s/ Michael N. Mears Michael N. Mears	Director	May 15, 2026

/s/ Kevin C. Sagara Kevin C. Sagara	Director	May 15, 2026

/s/ Jack T. Taylor Jack T. Taylor	Director	May 15, 2026

/s/ Cynthia J. Warner Cynthia J. Warner	Director	May 15, 2026

/s/ Anya Weaving Anya Weaving	Director	May 15, 2026

/s/ James C. Yardley James C. Yardley	Director	May 15, 2026